SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act
                                    of 1934

Filed  by  the  Registrant  [x]
Filed  by  a  Party  other  than  the  Registrant  [    ]

Check  the  appropriate  box:
[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                   NBI, Inc.
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[x]  No  fee  required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    (1)      Title  of  each class of securities to which transaction applies:

    (2)      Aggregate  number  of  securities  to  which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchanged Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)      Proposed  maximum  aggregate  value  of  transaction:

    (5)      Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.    Identify  the  previous  filing  by  the registration statement number,  or  the  Form  or  Schedule  and  the  date  of  its  filing.

    (1)      Amount  previously  paid:

    (2)      Form,  schedule  or  registration  statement  number:

    (3)      Filing  party:

    (4)      Date  filed:

                                   NBI, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD DECEMBER 16, 1999


     The Annual Meeting of Stockholders of NBI, Inc., a Delaware corporation (the "Company" or "NBI"), will be held on Thursday, December 16, 1999, at 4:30 p.m., Eastern Time, at the Belle Vernon Holiday Inn, I-70 and Highway 51,
Belle  Vernon,  Pennsylvania,  for  the  following  purposes:

    1.  To  elect  two  directors  to  the  Company's Board of Directors.
    2. To consider and approve the terms and conditions of the Company's plan to sell a majority of the assets of a wholly-owned subsidiary, Willowbrook Properties, Inc. ("Willowbrook Properties") and all of the capital stock of a wholly-owned subsidiary, NBI Properties, Inc. ("NBI Properties").
    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business on October 18, 1999 will be entitled to notice of and to vote at the meeting. The minutes of the last Annual Stockholders' Meeting and the stockholders' list of their share eligibility to vote at the 1999 Annual Meeting will be open to inspection by the stockholders at the Company's principal office, 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, for a period of ten (10) days prior to the annual meeting.

     Shares can only be voted at the meeting if the holder is present or represented by proxy. If you do not expect to attend the meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.


                                      By  Order  of  the  Board  of  Directors


                                      Marjorie  A.  Cogan
                                      Secretary

Longmont,  Colorado
November  26,  1999






                                   YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.

                                  NBI,  INC.
                        1880 INDUSTRIAL CIRCLE, SUITE F
                           LONGMONT, COLORADO  80501



                                PROXY STATEMENT



SOLICITATION,  EXERCISE  AND  REVOCABILITY  OF  PROXY

     The enclosed proxy is solicited by the Board of Directors of NBI, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, December 16, 1999, or at any adjournment or postponement thereof. The meeting will be held at 4:30 p.m., Eastern Time, at the Belle Vernon Holiday Inn, I-70 and Highway 51, Belle Vernon, Pennsylvania. It is anticipated that this proxy statement and the accompanying form of proxy will first be mailed to the stockholders of the Company on or about November 23, 1999. The Company's principal executive offices are located at 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, and its telephone number at those offices is (303) 684-2700.

     A proxy is revocable at any time, before it is voted, by written notice to the Company, grant of a subsequent proxy, or voting at the meeting in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not properly revoked before they are voted) will be voted for the election of the two nominees to the Board of Directors named elsewhere herein, for approval of the terms and conditions of the Company's plan to sell a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties, and to transact such other business as may come before the meeting. In the event a stockholder specifies a different choice on his proxy, his shares will be voted in accordance with the specifications so made. Abstentions and broker non-votes are counted toward a quorum. Abstentions are counted in the tabulations of the votes cast, but broker non-votes on any proposal are not considered to be represented at the meeting, as to such proposal, and, therefore, are not counted for purposes of determining whether a proposal has been approved.


COST  OF  SOLICITATION

     The  cost  of  soliciting  proxies  will  be  borne  by  the  Company.


VOTING

     Only stockholders of record at the close of business on October 18, 1999, will be entitled to vote at the meeting. On that date there were 8,103,320 shares of the Company's common stock issued and outstanding, entitled to one vote per share. Stockholders are not entitled to cumulate their votes in the election of directors, which means that the holders of more than half the shares voting for the election of directors can elect all the directors if they choose to do so. On all matters, unless otherwise noted, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present. The Company believes that as of October 18, 1999, the approximate number of stockholders of record of its common stock was
1,230.    This  includes  shares  held  in  nominee  or  "street"  accounts.

     The Board of Directors knows of only four stockholders owning more than five percent of the outstanding voting securities of the Company: (i) Jay H. Lustig, the Chairman of the Board and Chief Executive Officer of the Company,
(ii) Hakatak Enterprises, Inc., (iii) Harry J. and Patricia S. Brown, and (iv) Transamerica Occidental Life Insurance Company. See "Beneficial Ownership of Common Stock."

                             ELECTION OF DIRECTORS

     At the time of the annual meeting, the Board of Directors will consist of two incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of stockholders and until their successors are elected and qualified. Although the Bylaws specify that the Board of Directors shall consist of three directors, there is one vacancy on the Board, and it is not presently contemplated that such vacancy will be filled.


INFORMATION  CONCERNING  DIRECTORS

     Jay H. Lustig and Martin J. Noonan, both incumbent directors, have been nominated by the Board of Directors for election. Both nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that either nominee will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director.
Information  regarding  nominees  and  directors  is  set  forth  below.


NOMINEES  FOR  ELECTION  AS  DIRECTORS





 Name              Age  Principal Occupation                           Director Since
-----------------  ---  ---------------------------------------------  --------------

 Jay H. Lustig      45  President, J.H.L. Holdings and Equibond, Inc.  February 1992
 Martin J. Noonan   47  Managing Director of NBI, Inc.                 April 1994




     JAY H. LUSTIG has been Chairman of the Board since February 1992 and Chief Executive Officer since October 1993, although he began acting in the capacity of Chief Executive Officer in September 1992. Mr. Lustig has also been President of J.H.L. Holdings, Inc., an investment management firm, since 1989, and President of Equibond, Inc., a securities broker-dealer and member of the National Association of Securities Dealers, Inc., since 1995. In addition, he is Chairman of the Board of National Bancshares Corporation of Texas, a four-bank holding company headquartered in San Antonio, Texas.

     MARTIN J. NOONAN, Director, has been with the Company for thirteen years and has been Managing Director of NBI, Inc. since June 1993 with the responsibility for managing the day-to-day activities within the Company. He has also been President of L.E. Smith Glass Company, a wholly-owned subsidiary of NBI, since October 1997. In addition, he was General Manager of the systems integration operation from June 1992 to June 1994 and Director of Marketing from September 1986 to June 1992. Mr. Noonan is also a licensed stock broker for Equibond, Inc.


COMMITTEES,  ATTENDANCE,  NOMINATIONS

     The Company has standing audit, compensation and nominating committees, each of which consists of Mr. Lustig and Mr. Noonan. The nominating committee is responsible for the nomination of persons whose names shall appear on the ballot for election of directors. The audit committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The compensation committee approves salaries and other compensation arrangements for the officers of the Company; however, Mr. Lustig does not vote on matters relating to his compensation. These committees did not meet during fiscal year 1999; however, these issues were discussed at regular board meetings.

     The Company's Board of Directors met four times during fiscal year 1999. Both directors participated by personally or telephonically attending, during fiscal year 1999, all Board of Directors meetings.

 EXECUTIVE  OFFICERS

     JAY H. LUSTIG is the Chairman of the Board and Chief Executive Officer of the Company (a "Named Executive Officer"). He has been on the Board since February 1992. Mr. Lustig has performed the functions of a chief executive officer since September 25, 1992, but only assumed the title of Chief Executive Officer on October 1, 1993, the effective date of his employment agreement with the Company. Prior to October 1, 1993, Mr. Lustig received no compensation for performing the functions of the chief executive officer.

     MARTIN J. NOONAN has been with the Company for thirteen years and has been Managing Director of NBI, Inc. since June 1993 with the responsibility for managing the day-to-day activities within the Company (a "Named Executive Officer"). He has also been President of L.E. Smith Glass Company, a wholly-owned subsidiary of NBI, since October 1997. In addition, he was General Manager of the systems integration operation from June 1992 to June 1994, and Director of Marketing from September 1986 to June 1992. He has been on the Board of Directors since April 1994. Mr. Noonan is also a licensed stock broker for Equibond, Inc.

     MARJORIE A. COGAN has been Chief Financial Officer of the Company since October 1997, with responsibility for managing the accounting and finance functions of the Company. She has also been Secretary of the Company since May 1993 and was previously Corporate Controller of the Company from May 1993 until October 1997. Ms. Cogan has been NBI for twelve years; prior to joining NBI, Ms. Cogan was an auditor with a Denver-based CPA firm for four years. Ms. Cogan graduated from Regis University summa cum laude with a bachelor's degree in accounting and business administration and obtained her CPA license in 1983.

     MORRIS D. WEISS has been Senior Vice President and General Counsel since April 1997 with responsibilities for overseeing and managing the legal affairs of the Company. Prior to joining the Company, Mr. Weiss was a partner with the law firm of Weil, Gotshal & Manges, LLP from January 1994 until April 1997, and had been an associate at such firm since October 1985. In addition, Mr. Weiss has been General Counsel of Equibond, Inc. since April 1997, and Senior Vice President and General Counsel of National Bancshares Corporation of Texas since April 1997.

     The Company has no other executive officers as defined under the Securities Exchange Act of 1934.


EXECUTIVE  COMPENSATION

     Following is information regarding the compensation of the Company's CEO and Managing Director (the "Named Executive Officers"). The Company has no other executive officers whose total annual salary and bonus exceeded $100,000.

     The summary compensation table following contains information regarding the compensation of the Named Executive Officers for services rendered in all capacities during fiscal years 1999, 1998 and 1997.



                                         SUMMARY COMPENSATION TABLE




                                           Annual Compensation


                                                                Other
                                                                Annual
    Name and                 Fiscal     Salary     Bonus     Compensation
Principal Position            Year        ($)       ($)           ($)

Jay H. Lustig,                 1999     $ 60,000        --    $   6,475(1)
Chief Executive Officer        1998     $ 60,000        --    $   6,475(1)
                               1997     $ 60,000  $ 22,000            --
Martin J. Noonan,
Managing                       1999     $ 90,000  $ 15,000            --
Director                       1998     $ 90,000        --            --
                               1997     $ 90,000        --            --




                              Long Term Compensation

                          Restricted
                            Stock        Securities         All Other
Name and                   Award(s)      Underlying        Compensation
Principal Position           ($)         Options (#)            ($)


Jay H. Lustig,                --                --                --
Chief Executive Officer       --           400,000(2)             --
                              --                --                --
Martin J. Noonan,
Managing                      --                --                --
Director                      --           100,500(3)             --
                              --                --                --




 (1)          Value  of  personal  use  of  company  vehicle.

 (2)     During fiscal 1998, the expiration date of these options was extended to October 1, 2003, with no change  in  the exercise price or other terms of the options.  These options were originally granted under the  terms  of  his  employment  agreement,  and  were  scheduled  to  expire  on  October  1,  1998.

 (3)     During fiscal 1998, the expiration date of these options was extended to August 27, 2002, with no change  in  the exercise price or other terms of the options.  These options were originally granted under the  Company's  employee  stock  option  plan  and  were  scheduled  to  expire  on  August  27,  1997.




                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the Named Executive Officers during the fiscal year ended June 30, 1999.

     The following table shows that the Named Executive Officers did not exercise any stock options during the fiscal year ended June 30, 1999 and states the number of shares covered by both exercisable and non-exercisable stock options as of June 30, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES






                     Shares
                   Acquired on          Value
   Name            Exercise (#)         Realized ($)


Jay H.Lustig         --                  --

Martin J. Noonan     --                  --


                       Number of Securities        Value of Unexercised In-the-
                      Underlying Unexercised         Money Options at FY-End
                       Options at FY-End (#)       ($) Exercisable/Unexercisable
                      Exercisable/Unexercisable                 (1)

Jay H. Lustig         400,000(2)           0        $ 79,500              $ 0

Martin J. Noonan      100,500(3)           0        $ 59,169              $ 0




 (1) Based on the closing stock price as of June 30, 1999 of the underlying shares of common stock of $.96875 per share, less the per share exercise price of $.77 for J. Lustig and the per share exercise price of $.38 for M. Noonan.

 (2) Includes 400,000 shares underlying options issued during fiscal 1994 in conjunction with this Named Executive Officer's employment agreement. During fiscal 1998, the expiration date of these options was extended to October 1, 2003.

 (3) Consists of 100,500 shares issuable upon exercise of options. During fiscal 1998, the expiration date of these options was extended to August 27, 2002.





DIRECTOR  COMPENSATION

     Directors who are not employees of the Company receive a fee of $1,000 per regular meeting, $500 per telephonic meeting, $500 per committee meeting (except when attended in conjunction with a Board meeting) and reimbursement of expenses incurred in attending meetings. No directors' fees were incurred during fiscal 1999, as all directors were also employees of the Company.


EMPLOYMENT  AND  SEVERANCE  AGREEMENTS

     The Company entered into an employment agreement effective October 1, 1993, with Jay H. Lustig (the "CEO Agreement"). Pursuant to the terms of the CEO Agreement, Mr. Lustig became an employee and Chief Executive Officer of the Company as of October 1, 1993. Under the terms of this agreement, the Company pays Mr. Lustig an annual salary of $60,000.

     Mr. Lustig's position as CEO of the Company is a part-time position to which he is required to dedicate no less than one-third of normal executive business hours. In addition to Mr. Lustig's salary, the CEO Agreement provides that the Company will pay Mr. Lustig an annual bonus of 10% of the Company's pre-tax profits, if any, derived from all sources, but only to the extent such 10% figure exceeds Mr. Lustig's base salary. Mr. Lustig remains eligible for such bonus for twelve months after his termination from the
position  of  CEO.   The Company has accrued, but not paid a $22,000 bonus for
fiscal year 1997, under the terms of this agreement. No other amounts have been paid or accrued under the terms of this agreement, since its inception.

     In addition to the salary and bonus described above, the CEO Agreement required that Mr. Lustig be granted a non-qualified stock option to purchase 400,000 shares of the Company's common stock at an exercise price of $.77 per share. Such price was approximately 400% of certain historic trading levels of the Company's common stock. This option was effective as of October 1, 1993, was fully vested as of October 1, 1997 and is still outstanding. On January 13, 1998, the Company extended the expiration date of these options to October 1, 2003.

     The CEO Agreement runs for one year terms which automatically renew on July 1, unless terminated in writing by a majority of the Board of Directors prior to such renewal date. As there was no action to terminate the CEO Agreement, it automatically renewed for an additional one year term on July 1, 1999.

     Effective April 7, 1997, the Company entered into a consulting agreement with Morris D. Weiss. The agreement is for an initial term of three years and automatically renews for successive one year periods unless one of the parties elects not to extend the agreement. The agreement provides for Mr. Weiss to be paid an annual consulting fee of $75,000 and requires the Company to grant Mr. Weiss a stock option on terms similar to those available to other senior executives. During fiscal year 1998, Mr. Weiss was granted an option to acquire 100,500 shares of common stock.

 BENEFICIAL  OWNERSHIP  OF  COMMON  STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock, as of September 30, 1999 by (i) persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company,
(ii) each director and nominee for director, (iii) each Named Officer and (iv) all executive officers and directors as a group. A person is deemed to be a beneficial owner of common stock that can be acquired by such person within 60 days from September 30, 1999, upon the exercise of warrants or options.



                                    Amount  and
                                     Nature  of         Total  as
Name  and  Address  of               Beneficial          Percent
Beneficial  Owner                     Ownership          of Class


 Jay H. Lustig                        2,679,565 (1)       26.16%
 P.O. Box 505
 Belle Vernon, PA  15012

 Martin J. Noonan                       100,500 (2)        1.23%
 1880 Industrial Circle, Suite F
 Longmont, CO  80501

 Hakatak Enterprises, Inc.              928,645           11.46%
 PO Box 1623
 Pacific Palisades, CA  90272

 Harry J. and Patricia S. Brown         961,000           11.86%
 16079 Mesquite Circle
 Fountain Valley, CA  92708

 Transamerica Occidental Life
   Insurance Co.                        445,029            5.49%
 1150 Olive Street
 Los Angeles, CA  90015

 All Executive Officers and
   Directors as a Group (4 persons)   2,920,890 (3)       27.90%




 (1) Includes 400,000 shares issuable upon exercise of options and 1,740,000 shares issuable upon exercise of warrants. Also includes 324,565 shares owned by an investment partnership in which he has an ownership interest and as to which he has sole voting and investment power.

 (2)     Consists  of  100,500  shares  issuable  upon exercise of options.

 (3) Includes 626,125 shares issuable upon exercise of options and 1,740,000 shares issuable upon exercise of warrants.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section  16(a)  forms  they  file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes all forms required by Section 16(a) during the fiscal year ended June 30, 1999 were timely filed.


                           RELATED PARTY TRANSACTIONS

     In February 1995, the Company entered into an agreement to acquire 80% of the outstanding stock of Krazy Colors, Inc., a small children's paint manufacturing company, effective as of January 1, 1995. Prior to this agreement the Company's Chief Executive Officer (CEO), Jay H. Lustig, owned 55% of the outstanding stock of the manufacturer. Under the purchase agreement, the Company paid $288,000 in cash for the stock, including $158,000 paid to NBI's CEO. In addition, the sellers are eligible to receive continuing annual royalty payments equal to a specified percentage of annual gross margin. No royalties were incurred by the Company during the fiscal years ended June 30, 1999 and 1998 and no royalties are expected to be earned in the future due to the Company's discontinuance of this operation in fiscal 1999. In conjunction with the purchase agreement, the sellers were issued warrants to purchase a total of 1.7 million shares of NBI's common stock, including warrants to purchase 935,000 shares issued to the Company's CEO, at a price of $.89 per share. These warrants are exercisable through December 31, 2002.

     During fiscal 1999 and 1998, the Company utilized Equibond, Inc., a securities broker-dealer, which is 100% owned by its CEO, to execute certain transactions on its behalf. However, NBI uses another unrelated company to act as custodian and clearing firm for its investment assets. Gross revenues earned by Equibond related to investment transactions by NBI in fiscal 1999 and 1998, totaled $10,000 and $1,000, respectively, on purchase and sale transactions totaling $19,216,000 and $1,250,000, respectively, before fees.

     During fiscal 1998, the Company borrowed $100,000 from its CEO for working capital needs. The borrowings are subject to the terms of a revolving line of credit. The line of credit provides for interest to be paid at the rate of ten percent per annum and is due and payable in full on December 31, 1999. In September and November 1999, NBI's CEO advanced Willowbrook Properties $155,000 and $159,740, respectively, to fund development costs incurred on Phase I of its land development project. Concurrently with the closing of the Willowbrook Properties' sale transaction (see "Proposal 2: Sale of Willowbrook Properties and NBI Properties"), such amounts shall be deemed to be expenses of the buyer. In the event the closing does not occur on this transaction, NBI will repay the CEO such amounts on a due date to be determined at that time, with interest at the rate of ten percent per annum accrued since the dates of the advances.

   The Company's CEO has personally guaranteed a $500,000 letter of credit for the benefit of the Commonwealth of Pennsylvania, Department of Transportation, required in order for Willowbrook Properties to commence certain road improvements mandated by the Pennsylvania Department of Transportation in conjunction with Phase I of its land development project. In addition, in conjunction with the Company's efforts to obtain construction financing for Phase I of the development, Mr. Lustig has committed to personally guarantee the repayment of such construction financing and to guarantee the completion of Phase I of the development.

     The Company believes that these transactions were in its best interests, were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. As a matter of policy, any future transactions between the Company and any of its executive officers, directors or principal stockholders will be subject to these same standards and will be approved by a majority of the disinterested members of the Board of Directors.

                              PROPOSALS FOR VOTING


PROPOSAL  1:    ELECTION  OF  DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RE-ELECTION OF THE TWO INCUMBENT DIRECTORS AS DISCUSSED UNDER "ELECTION OF DIRECTORS."


PROPOSAL  2:    SALE  OF  WILLOWBROOK  PROPERTIES  AND  NBI  PROPERTIES

     The Board has approved the terms and conditions of the Company's proposed sale of a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties. The Company is planning to sell such assets and stock in order to generate sufficient cash to pay the final installment of $1.8 million on its IRS debt which is due on December 31, 1999. The Company's ability to continue as a going concern is dependent upon obtaining funds sufficient to pay off the IRS debt when due. The Company had originally intended to raise the additional funds necessary to make the final installment payment through a sale of Series A Cumulative Preferred Stock. The Company was able to raise $4.8 million of net proceeds from the sale of such Preferred Stock in December 1998, the proceeds of which were used to (i) pay a $3.5 million installment on the IRS debt due on December 31, 1998, (ii) fund a majority of the land development costs paid for during fiscal 1999, and (iii) invest in trading securities. However, in August of 1999, the Company determined that it would not be able to raise sufficient funds from the sale of additional shares of Preferred Stock, and determined that it would be necessary to sell a portion of its assets to make the final installment payment to the IRS.

     The Company believes that a shareholder vote is not required for the sale of these properties. However, because the proposed transactions would be entered into with a director with a financial interest in the Company, the Board of Directors decided to submit the transactions for approval by a majority of the disinterested shareholders. If the Company does not receive shareholder approval for the sale of the properties as described below, the Company will, depending upon all of the facts and circumstances at that time, and without seeking shareholder approval, (i) elect to modify the terms and proceed with the sale to the same or related parties, (ii) elect to proceed with the proposed transactions, or (iii) elect to sell the properties to a third party. However, the Company believes that the purchase price for these properties would be less favorable from a third party at this time, and NBI also believes it would have difficulty completing a sale of the properties to a third party prior to the due date of its IRS debt. Consequently, the Company would likely default on the remaining $1.8 million installment payment owed to the IRS, unless the Company could negotiate with the IRS for an extension of time. There can be no assurance that the Company would be successful in obtaining an extension. If the IRS did not agree to an extension of time, it could declare a default and assess interest on the debt since the last interest payment thereon (July 1, 1997), at the statutory rate provided under the Internal Revenue Code, in amount estimated to total approximately $1 million as of December 31, 1999, and seek to foreclose upon the stock of NBI Properties and L.E. Smith, the Company's only other operating subsidiary, in order to obtain payment of the final installment of $1.8 million and such default interest. If the proposed transactions are approved by a majority of disinterested shareholders, in the event of any action challenging the fairness of the transactions, the Company would have the right to and would invoke the provisions of Delaware General Corporation Code
Section 144. This section provides in relevant part that no transaction between a corporation and the affiliates of one or more of its directors or officers is void or voidable solely for this reason if the material facts of the affiliates' interests are disclosed and the transaction is approved in good faith by a vote of the disinterested shareholders of the corporation. The Delaware courts have held that the operative effect of this provision is to change the standard of review of the transaction to the business judgment rule, with the burden of proof resting upon the party challenging the transaction.

HISTORY  OF  WILLOWBROOK  PROPERTIES  AND  NBI  PROPERTIES

     Land and construction-in-progress comprise substantially all of the assets of Willowbrook Properties. The land was acquired in January 1997 for $1.0 million and consists of 88 acres of undeveloped land in Belle Vernon, Pennsylvania situated along Route 51 with frontage for approximately 2,700 feet. During fiscal 1999, Willowbrook Properties retained a real estate developer and entered into a lease agreement with a national grocery store chain to lease a significant portion of the total rentable square feet of phase I of the development, which will be a mixed use
retail  center.    Willowbrook Properties is currently in negotiations with a number of other prospective tenants for occupancy in phase I. Construction on phase I of the project began in April 1999, with an anticipated construction period of approximately fourteen months from commencement. The construction costs are projected to be approximately $9.0 million. As of September 30,
1999, the construction-in-progress totaled $1.4 million, excluding the land. In September and November 1999, NBI's CEO advanced Willowbrook Properties $155,000 and $159,740, respectively, to fund development costs incurred on phase I, due to NBI's inability to pay for these costs out of its available cash and cash equivalents. Concurrently with the closing of this Willowbrook Properties' sale transaction, such amounts shall be deemed to be expenses of the buyer. In the event the closing does not occur on this transaction, NBI will repay the CEO such amounts on a due date to be determined at that time, with interest at the rate of ten percent per annum accrued since the dates of the advances (see "Related Party Transactions"). Willowbrook Properties recently received a commitment for commercial financing to pay for a significant portion of the construction costs of the project and Mr. Lustig has committed to personally guarantee the repayment of such construction financing and to guarantee the completion of Phase I of the development, in order to facilitate NBI's attainment of such financing. In addition, the Company's CEO has personally guaranteed a $500,000 letter of credit for the benefit of the Commonwealth of Pennsylvania, Department of Transportation, required in order for Willowbrook Properties to commence certain road improvements mandated by the Pennsylvania Department of Transportation in conjunction with Phase I of the development. Willowbrook Properties has completed funding of the initial equity contribution required by the lender, partially through proceeds from the advances received from Mr. Lustig. However, significant additional equity contributions will be required during the construction period of Phase I.

     In August 1995, NBI acquired 100% of the outstanding capital stock of the Belle Vernon Motel Corporation, now known as NBI Properties. NBI Properties owns and operates an 80 room full service Holiday Inn in Belle Vernon Pennsylvania. The hotel consists of approximately 21,000 square feet and is situated on approximately 5.8 acres of land leased under an acquired land lease expiring in 2026 with an option to extend for an additional 25 year term. The hotel has generated operating income of $129,000, $38,000 and $5,000 for the last three years ended June 30, 1999, 1998 and 1997, respectively, representing a total of approximately 13%, 8% and 1% of the total operating income from all operations of the Company.

TERMS  AND  CONDITIONS  OF  THE  SALE  OF  WILLOWBROOK  PROPERTIES

     The Company plans to sell the land and construction-in-progress of Willowbrook Properties to Bellevue Partners LP, which is 100% owned and controlled by NBI's CEO, for a net purchase price of $3,300,000. The purchase price is net of the construction costs which are being funded from advances from Mr. Lustig. The purchase price is to be paid by $600,000 in cash and $2.7 million in a note payable to Willowbrook Properties. The note payable by the purchaser to NBI will bear interest at the rate of two-year Treasury Notes plus 200 basis points (7.875% at November 1, 1999), with the rate to be determined on the closing date of this transaction for the remainder of calendar 1999 and all of calendar 2000, and to be redetermined each succeeding December 31 for the following calendar year's rate. The note will be payable in quarterly installments of interest only with the entire outstanding principal balance plus any accrued but unpaid interest to be paid in full on December 31, 2006. The note will be collateralized by a second security lien in the property, to the extent permitted by the construction or permanent lender, as the case may be, and will be subordinate to any construction financing or permanent financing obtained for development of the property. In the event the purchaser experiences a change in control, which requires the consent of NBI, the note will be due in full immediately, at the option of
NBI. The note will be subject to customary representations and covenants, including a prohibition against the incurrence of any debt senior to the repayment obligation to NBI, unless such funds are procured for the purpose of construction or development on the property.

     The Company determined that the purchase price for the property was reasonable based upon prior market valuations of the unimproved land and the cost of the construction-in-progress completed on Phase I. The terms of the note may not be as favorable as the Company might be able to obtain from an unaffiliated third party. However, the Company believes that the total purchase price is more favorable than the Company could have obtained from an unaffiliated third party at this time. The Company did not seek independent offers for purchase of the property, because it did not believe that it would be possible to obtain terms as favorable to the Company as those proposed by the purchaser, and it also did not believe that it could reasonably complete a sale to a third party prior to the due date of its IRS debt.

     The Board believes the terms and conditions of this sale are in the best interests of the Company because (i) the Company will be able to complete the sale prior to the due date of the final installment on its IRS debt, (ii) significant additional equity contributions would be required by the Company during the construction period of Phase I, and the Company does not believe that it could have raised such equity capital at the present time or in the foreseeable future, (iii) the Company anticipates ultimately realizing a gain on the transaction of approximately $900,000, net of selling expenses, and
(iv) the Company would be unable to utilize the future tax losses expected to be generated by the completed development due to its $62.5 million of existing net operating loss carryforwards. The Company has received a fairness opinion from Mark I. Wolk and Associates regarding the terms and conditions of the
proposed  transaction.    (See  "Fairness  Opinion")

TERMS  AND  CONDITIONS  OF  THE  SALE  OF  NBI  PROPERTIES

     The Company plans to sell all of the capital stock of NBI Properties to Tybojen, Inc., which is 100% owned and controlled by NBI's CEO, for a purchase price of $2,500,000. In addition, NBI agrees to allow a step-up in tax basis to the purchaser through a Section 338(h)(10) election on its federal income tax return, effectively treating the sale as an asset sale for tax purposes. The purchase price is to be paid by $1.4 million in cash and $1.1 million in a note payable to NBI, Inc. The note payable will bear interest at the rate of two-year Treasury Notes plus 200 basis points (7.875% at November 1, 1999), with the rate to be determined on the closing date of this transaction for the remainder of calendar 1999 and all of calendar 2000, and to be redetermined each succeeding December 31 for the following calendar year's rate. The note will be payable in quarterly installments of interest only with the entire outstanding principal balance plus any accrued but unpaid interest to be paid in full on December 31, 2006. The note will be collateralized by a second security lien in the property and will be subordinate to the existing mortgage note on the hotel. In the event the purchaser experiences a change in control, which requires the consent of NBI, the note will be due in full immediately, at the option of NBI. The note will be subject to customary representations and covenants, including a prohibition against the incurrence of any debt senior to the repayment obligation to NBI without NBI's permission.

     The Company determined that the purchase price for the stock of NBI Properties was reasonable based upon prior market valuations of the hotel. The terms of the note may not be as favorable as the Company might be able to obtain from an unaffiliated third party. However, the Company believes that the total purchase price is more favorable than the Company could have obtained from an unaffiliated third party at this time. The Company did not seek independent offers for purchase of the hotel, because it did not believe that it would be possible to obtain terms as favorable to the Company as those proposed by Tybojen, Inc., and it also did not believe that it could reasonably complete a sale to a third party prior to the due date of its IRS debt.

     The Board believes the terms and conditions of this sale are in the best interests of the Company because (i) the Company will be able to complete the sale prior to the due date of the final installment on its IRS debt, and (ii) the Company anticipates ultimately realizing a financial statement gain on the transaction of approximately $900,000, net of selling expenses. The Company has received a fairness opinion from Mark I. Wolk and Associates regarding the terms and conditions of the proposed transaction. (See "Fairness Opinion".)

ACCOUNTING  TREATMENT

     For financial statement purposes, the proposed sales would be recorded by the Company in accordance with Financial Accounting Standards Board Statement of Financial Standards ("SFAS") No. 66, "Accounting for Sales of Real Estate". Under SFAS No. 66, because the buyer is a related party, no gain will be recognized on these sales until the purchase price is collected in full in cash, or the Company's CEO transfers all or a portion of his interest in the purchaser(s) to outside parties; at such time, NBI could recognize a portion of the gain on the NBI Properties sale transaction equal to the percentage of ownership transferred. However, the Willowbrook Properties sale does not meet the other requirements of SFAS No. 66 for recognition of gain until the purchase price is paid in full in cash.

TAX  CONSEQUENCES  AND  REGULATORY  REQUIREMENTS

     NBI expects to record a taxable gain of approximately $900,000 resulting from the sale of the Willowbrook Properties assets, and a taxable gain of approximately $2.1 million from the sale of the capital stock of NBI

Properties.    The  Company has agreed to allow a step-up in tax basis to the purchaser of the capital stock of NBI Properties through a Section 338(h)(10) election on its federal income tax return, effectively treating the sale as an asset sale for tax purposes. NBI does not expect to incur any significant federal income taxes payable, due to the availability of capital loss and net operating loss carryforwards. However, the Company does expect to incur approximately $44,000 and $188,000 of Pennsylvania state income taxes on the Willowbrook Properties and NBI Properties transactions, because it has significantly lower Pennsylvania net operating loss carryforwards available.

     There are no federal or state regulatory requirements that must be complied with in connection with the proposed sales transactions, other than the requirement that Tybojen, Inc. receive approval from the Pennsylvania Liquor Control Board to transfer the hotel's liquor license.

PROFORMA  INFORMATION

     The following unaudited proforma consolidated balance sheet gives effect to the dispositions of a majority of the assets of Willowbrook Properties and all of capital stock of NBI Properties, as described in the terms of the sales above. The proforma information is based on historical financial statements of NBI, Inc. giving effect to these transactions through adjustments described in the following explanatory notes to the unaudited proforma statement. The September 30, 1999 unaudited consolidated proforma balance sheet gives effect to these transactions as if they had occurred on September 30, 1999.

     The operations of Willowbrook Properties and NBI Properties were classified as discontinued operations in the Company's financial statements for the three months ended September 30, 1999 and 1998 as shown in the Company's Form 10-QSB. The only proforma adjustment to the Company's historical consolidated statements of income resulting from these sales transactions, other than the income tax adjustments reflected below, is recognition of interest income on the notes receivable of $75,000 for the quarter ended September 30, 1999, assuming the current two-year Treasury Notes rate plus 200 basis points of 7.875%.


UNAUDITED  PROFORMA  CONSOLIDATED  BALANCE  SHEET
September  30,  1999
(amounts  in  thousands)


                                            Historical     Proforma     Proforma
                                             NBI, Inc.    Adjustments    NBI, Inc.
                                                          (unaudited)   (unaudited)

ASSETS

Current assets:
Cash and cash equivalents                   $    77       $   600 A      $   266
                                                              (33)B
                                                            1,400 D
                                                           (1,778)H
Accounts receivable, net                      1,920                        1,920
Inventories                                   2,670                        2,670
Other current assets                            241            (6)B          229
                                                               (6)E
                                             -------       ---------     --------
  Total current assets                        4,908           177          5,085
Long-term notes receivable                       --         2,700 A        3,800
                                                            1,100 D
Property and equipment, net                   4,103                        4,103
Deferred tax asset                               --           623 G          623
Other assets                                     10                           10
Net long-term assets of discontinued
  operations                                  4,211        (2,641)A            8
                                                           (1,562)D
                                             -------      ---------       -------
                                             $13,232      $   397         $13,629
                                             =======      =========       =======

September  30,  1999
(amounts  in  thousands)



                                                 Historical   Proforma   Proforma
                                                  NBI, Inc.  Adjustments  NBI, Inc.
                                                             (unaudited) (unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of IRS debt and
  other income taxes payable                         $ 1,795   $    45 C   $   252
                                                                   190 F
                                                                (1,778)H
Short-term borrowings and current
  portion of notes payable                             2,112                 2,112
Accounts payable                                       1,112        24 B     1,175
                                                                    39 E
Accrued liabilities                                      702                   702
Net current liabilities of discontinued operations       273      (330)A        21
                                                                    78 D
                                                     --------  ----------  --------
  Total current liabilities                            5,994      (1,732)    4,262
Long-term liabilities:
Notes payable                                            228                   228
Deferred income taxes                                     92       (92)D        --
Postemployment disability benefits and other             259                   259
Deferred gain on sale                                     --       989 A     1,833
                                                                   (63)B
                                                                   952 D
                                                                   (45)E
                                                     --------  ----------  --------
  Total liabilities                                    6,573           9     6,582
                                                     --------  ----------  --------

Stockholders' equity:
Preferred stock                                            5                     5
Capital in excess of par value - preferred             4,632                 4,632
Common stock                                             101                   101
Capital in excess of par value - common                6,566                 6,566
Retained earnings (deficit)                           (3,777)      (45)C    (3,389)
                                                                  (190)F
                                                                   623 G
                                                    ---------  ----------  --------
                                                       7,527       388       7,915
Less treasury stock at cost                             (868)                 (868)
                                                     --------  ----------  --------
  Total stockholders' equity                           6,659       388       7,047
                                                     --------  ----------  --------
                                                     $13,232   $   397     $13,629
                                                     ========  ==========  ========


EXPLANATORY  NOTES  TO  PROFORMA  BALANCE  SHEET

(A)      To record the gross proceeds from the sale of Willowbrook Properties' land and  construction-in-progress.

(B)      To  accrue  the  estimated selling expenses related to the Willowbrook
Properties  sale  consisting  of  50%  of  the  transfer  taxes,  legal  and  other professional  fees.

(C) To accrue the estimated state and federal income taxes related to the Willowbrook Properties sale transaction.

(D) To record gross proceeds from the sale of all of the capital stock of NBI Properties, Inc.

(E) To accrue the estimated selling expenses related to the sale of NBI Properties' stock including legal and other professional fees.

(F) To accrue the estimated state and federal income taxes related to the NBI Properties sale transaction.


(G)       To record the deferred tax asset for the timing difference related to the gains  on  both  the  Willowbrook  Properties  and  NBI  Properties sales.  For tax purposes,  these  gains  are recognized currently, whereas, for financial statement purposes  these  gains  will  be  deferred.

(H) To record payment of the Company's IRS debt from the proceeds of the Willowbrook Properties and NBI Properties sale transactions.




FAIRNESS  OPINION

SUMMARY

     Wolk Valuation Consultants, Inc. has issued a fairness opinion dated November 4, 1999, regarding the Company's proposed sale of a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties and has concluded that the transaction is fair to NBI, Inc. from a financial point of view.

WOLK  VALUATION  CONSULTANTS,  INC.

Wolk Valuation Consultants, Inc. is a Pittsburgh firm specializing in financial and economic research and consulting, principally regarding the valuation of closely held businesses and related interests.

The firm conducts valuation studies of public and private companies for a variety of purposes, including: litigation, sale, equitable distribution, ESOPs, buy/sell, estate and gift tax, and mergers and acquisitions. In addition, the firm possesses considerable litigation support capabilities, especially in rendering forensic expertise in loss measurement in commercial disputes and lender liability claims, and fair consideration opinions in leveraged buy-out, insider transaction and fraudulent conveyance matters.

MARK I. WOLK, A.S.A., A.E.P, is the founder and President of Wolk Valuation Consultants, Inc., a business valuation and litigation support firm, and of Mark I. Wolk and Associates, P.C., an accounting firm specializing in taxation. He is a practicing Certified Public Accountant with over forty years of experience. He has participated extensively in valuation studies of closely held companies, including the rendering of expert testimony in court and taking part in settlement negotiations.

Mr.  Wolk  is  an  Accredited  Senior  Appraiser  (A.S.A.), Business Valuation
Division, of the American Society of Appraisers, a national professional organization comprised of appraisal specialists. The designation of A.S.A. is achieved only after meeting Society criteria, including: written examinations, submission of representative appraisal reports, a minimum of five years of full-time valuation experience and screening of applicants' practices and ethics.

He is also a former President of the Estate Planning Council of Pittsburgh, Former Director of the Family Firm Institute, and is a member of the Allegheny Tax Society and the Pittsburgh Tax Club. In addition, he has lectured extensively on the subjects of valuation, utilization of computers in forecasting and decision-making, accountancy and taxation, financial planning and public speaking. Mr. Wolk is also a member of the Business Valuation Committee of the Pennsylvania Institute of Certified Public Accountants.

NOREEN DORNENBURG, M.B.A., PH.D. is a Consultant at Wolk Valuation Consultants, Inc. She has been a consultant in the fields of Business Strategy and Business Ethics for over fifteen years in Pittsburgh and Denver, and has taught on the faculties of eight major colleges and universities across the United States. She has addressed dozens of national conferences on a variety of topics in the fields of leadership, strategy, management and business ethics and has published three professional articles in the area of business ethics.

Dr. Dornenburg earned her Ph.D. at Yale University in 1972 and her M.B.A. from the University of Colorado-Boulder. Her undergraduate degree is a B.A. from Seton Hill College, Greensburg, PA. She is a candidate member of the American Society of Appraisers and a member of the Academy of Management and the Society for Business Ethics.

FAIRNESS  OPINION

November  4,  1999

Board  of  Directors
NBI,  Inc.
1880  Industrial  Circle  -  Suite  F
Longmont,  CO  80501

Re:    Proposed  Purchase  of  the  Assets  of  Willowbrook  Development, Inc.
 and  100%  of  the  Capital  Stock  of  NBI  Properties,  Inc.

Members  of  the  Board:

You have asked us to advise you with respect to the fairness from a financial point of view to NBI, Inc. (the "Company") of the consideration to be received by the Company pursuant to the terms of the proposed transaction (the "Transaction") with regard to the above referenced assets and entities as more completely described below, between the Company and two entities in which the Company's Chief Executive Officer, Mr. Jay Lustig, will hold an ownership interest: Tybojen, Inc., a to be formed S-Corporation ( Tybojen ), and Bellevue Partners, LP, a to be formed limited partnership. Our understanding of the Transaction is as follows:

1. Tybojen will purchase 100% of the capital stock of NBI Properties, Inc. from NBI, Inc. for a purchase price of $2,500,000. The purchase price will be paid in two parts: $1,400,000 in cash upon purchase and a note for $1,100,000 due and payable on December 31, 2006. In addition, NBI, Inc. agrees to allow a step-up in tax basis to Tybojen through a Section 338(h)(10) election.

2. Bellevue Partners, LP will purchase the assets of Willowbrook Properties, Inc. (land and construction-in-progress) for a purchase price of $3,300,000. The purchase price will be paid in two parts: $600,000 in cash upon purchase and a note for $2,700,000, in connection with a loan due to NBI, Inc. from Willowbrook Properties, Inc., due and payable on December 31, 2006.

Prior to and after the date of the Transaction, Mr. Lustig has and will advance certain amounts for payment of ongoing construction costs at the Willowbrook site. These amounts are to be deemed expenses of the buyer and are not included in the purchase price.

3.       The  terms  of  the  notes  in  each  purchase  are  as  follows:

a. INTEREST RATE: Two-Year U. S. Treasury rate plus 200 basis points, with the rate to be determined on the closing date for the remainder of calendar year 1999 and all of calendar year 2000, and to be re-determined each succeeding December 31 for the following year's interest rate.

b. PAYMENTS: Interest only with a balloon payment due on December 31, 2006.

c. COLLATERAL: Second security interest in the Willowbrook property, subordinate to the Three Rivers Bank security interest securing the construction loan and a second security interest in the property known as the Belle Vernon Holiday Inn, subordinate to its current mortgage. (It is our understanding that Mr. Jay Lustig will also personally guarantee the Three Rivers Bank construction loan for the Willowbrook site.)

d. OTHER: The respective notes are due in full at the option of NBI, Inc. upon a change in control of the purchaser of either property.

In connection with our analysis, you have furnished us with certain documents and other information concerning the Company, the assets to be sold and the proposed purchasers as we requested. We have performed such studies, analyses
and  inquiries  as  considered  appropriate.    Among  other  items  we  have
considered,  we  have:

1) Read current and historical financial information with respect to the results of operations, including: audited financial statements of NBI, Inc. for fiscal years ended June 30, 1996, 1997, 1998 and 1999; audited and unaudited financial statements for the Belle Vernon Motel Corporation prior to its purchase by NBI Properties, Inc. and CPA-reviewed financial statements for NBI Properties Inc. for fiscal years 1997, 1998 and 1999; consolidating worksheets for NBI, Inc. and its subsidiaries for FYE 1999; and development costs for Willowbrook Properties, Inc. through October, 1999;

2) Read certain publicly available business and financial information relating to the Company for recent years and interim periods to date, including the Company's Annual Reports for the years ended June 30, 1996, 1997, 1998 and 1999, the Company's prospectus for its Series A Cumulative Preferred Stock Offering dated November 9, 1998, related SEC filings, and drafts of proposed SEC filings for 1999;

3) Read certain internal financial and operating information, including financial forecasts and projections, prepared by management of the Company and by Michael Joseph Development Company;

4) Held telephone conferences with management and senior personnel to discuss the business, operations, assets, historical financial situation and future strategic goals of the Company, including its significant Federal tax arrearages;

5) Performed an analysis of the impact of the Transaction on projected future earnings of the Company;

6) Considered the appraisals and appraisal updates of the relevant properties submitted by Lodging Evaluation Group and RTA Group, Inc. as well as development projections for Willowbrook Plaza through September, 1999 submitted by Michael Joseph Development Corporation; and

7) Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In our analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us or publicly available, and we have not assumed any responsibility for the independent verification of such information. We have further relied upon the assurances of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have assumed, pursuant to the terms of our engagement, that the financial forecasts and projections provided to us by the Company were prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. In addition, we have not conducted a physical inspection of the properties or facilities of the Company and have not made or obtained an independent valuation or appraisal of the assets or liabilities of the Company. We express no view whatever as to the federal, state or local tax consequences of the Transaction.

Our services to the Company in connection with the Transaction have been comprised solely of financial advisory services and not accounting, audit or tax services. Without limiting the foregoing, our services with respect to the Transaction do not constitute, nor should they be construed to constitute in any way, a review or audit of or any other procedures with respect to any financial information nor should such services be relied upon by any person to disclose weaknesses in internal controls, financial statement errors or irregularities, or illegal acts or omissions of any person affiliated with the Transaction. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. We shall have no obligation to update the Opinion unless requested by you in writing to do so and expressly disclaim any responsibility to do so in the absence of any such request.

Additionally, we have not been engaged to and have not solicited alternative offers for the Company or its assets, or investigated any other alternative transactions that may be available to the Company. Our opinion does not address, nor shall it be construed to address, the underlying business decision to effect the Transaction.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee of $18,000 for such services. Our only other involvement with the Company was an independent valuation in 1998 of the L.E. Smith Glass Company, one of the Company's subsidiaries, for use in the Company's discussions with the Internal Revenue Service, and for which we were paid our requested fee of $36,000.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. In this context, however, it is understood that the text of this letter will be printed in the Proxy Statement for the Company's 1999 Annual Stockholders' Meeting. This letter does not constitute a recommendation to any stockholder with respect to whether to vote in favor of the Transaction or take any other action in connection with the Transaction or otherwise, and should not be relied upon by any stockholder as such.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of 5:00 pm on the date hereof the consideration to be received in the Transaction is fair to NBI, Inc. from a financial point of view.


Very  truly  yours,

WOLK  VALUATION  CONSULTANTS,  INC.
BUSINESS  VALUATION  AND  LITIGATION  SERVICES


By:  /s/  Mark  I.  Wolk
     Mark  I.  Wolk,  CPA,  ASA,  AEP
     President

By:  /s/  Noreen  Dornenburg
     Noreen  Dornenburg,  MBA,  PhD
     Senior  Consultant


VOTE  REQUIRED  FOR  APPROVAL

     Because NBI's CEO is an interested party to this transaction, his shares will not be counted for the vote. The affirmative vote of disinterested holders of at least a majority of the outstanding shares of the disinterested holders' shares of Common Stock is required in order to approve this Proposal
2. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 2 and do not vote their shares in favor of this Proposal 2, either in person or by proxy, such stockholders will have effectively voted against the Proposal.

     If the sale of Willowbrook Properties and NBI Properties are not approved, the sale will not be completed. However, shareholders should be aware that the Company would then be required to obtain an extension of time from the IRS to make the final installment payment of $1.8 million owed. If an extension could not be obtained, the IRS could declare a default and assess interest on the debt since the last interest payment thereon (July 1, 1997), at the statutory rate provided under the Internal Revenue Code, in amount estimated to total approximately $1 million as of December 31, 1999, and seek to foreclose upon the stock of NBI Properties and L.E. Smith, the Company's only other operating subsidiary, in order to obtain payment of the final installment of $1.8 million and such default interest.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE TERMS AND CONDITIONS OF THE COMPANY'S PLAN TO SELL A MAJORITY OF THE ASSETS OF WILLOWBROOK PROPERTIES AND ALL OF THE CAPITAL STOCK OF NBI PROPERTIES.


                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented at the annual meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.

                             STOCKHOLDER PROPOSALS

     In accordance with the rules of the Securities and Exchange Commission ("SEC"), any proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company, to the attention of the Secretary, 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, by July 26, 2000, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2000 Annual Meeting. The Company's management proxies may exercise their discretionary voting authority, without any discussion of the proposal in the Company's proxy materials, for any proposal which is received by the Company after August 31, 2000.


                ANNUAL REPORT, FINANCIAL STATEMENTS, AND OTHER

     A copy of the Company's 1999 Annual Report on Form 10-KSB, including financial statements for years ended June 30, 1999 and 1998, is being mailed to all stockholders herewith.

     A copy of the Company's interim financial statements for the three months ended September 30, 1999 and 1998 on Form 10-QSB is included herewith as Attachment I to this proxy.

     A copy of the current budget of Phase I of Willowbrook Properties' real estate development is included herewith as Attachment II to this proxy.

     A copy of the Unaudited Financial Statements for Willowbrook Properties for the three months ended September 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 is included herewith as Attachment III to this proxy.

     A copy of the Unaudited Financial Statements for NBI Properties for the three months ended September 30, 1999 and 1998 is included herewith as Attachment IV to this proxy.

     A copy of the Reviewed Financial Statements for NBI Properties for the years ended June 30, 1999 and 1998 is included herewith as Attachment V to this proxy.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents which have been filed with the Commission pursuant to the Exchange Act (Exchange Act File No. 1-8232) are hereby incorporated by reference to this Proxy:

     (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, filed September 20, 1999, and as amended by Form 10-KSB/A No. 1, filed October 28, 1999.


                                   By  order  of  the  Board  of  Directors




                                   Marjorie  A.  Cogan
                                   Secretary



Dated:          November  26,  1999

                                   NBI, INC.


                                 ATTACHMENTS TO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 16, 1999






Attachment  I          NBI, Inc.'s interim financial statements for the three
months  ended  September  30,  1999  and  1998  on  Form  10-QSB.

Attachment  II         Willowbrook Properties, Inc.'s budget for Phase I of
its  real  estate  development.

Attachment  III        Willowbrook Properties, Inc.'s Unaudited Financial
Statements for the three months ended September 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998.

Attachment  I          NBI Properties, Inc.'s Unaudited Financial Statements
for  the  three  months  ended  September  30,  1999  and  1998.

Attachment  V          NBI Properties, Inc.'s Reviewed Financial Statements
for  the  years  ended  June  30,  1999  and  1998.



ATTACHMENT I

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                  FORM 10-QSB


            [X]  QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
               For the quarterly period ended September 30, 1999

                                      OR

           [  ]  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
             For the transition period from _________ to _________

                            Commission File Number
                                    1-8232


                              Name of Registrant
                                   NBI, INC.


State  of  Incorporation                                IRS Employer I.D. Number
     Delaware                                                    84-0645110
                                    Address
                        1880 Industrial Circle, Suite F
                           Longmont, Colorado  80501
                                (303) 684-2700



Check  whether  the  issuer  (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                                 [X]  YES             [  ]  NO






Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



               Class                         Outstanding  at November 16, 1999
Common Stock, par value $.01 per share                    8,103,320

                                   NBI, INC.
                             INDEX TO FORM 10-QSB

                     For Quarter Ended September 30, 1999







PART    I  -  FINANCIAL  INFORMATION



Consolidated Financial Statements (Unaudited)                  I-3 - I-6

Supplementary Notes to Consolidated Financial
Statements (Unaudited)                                         I-7 - I-11

Management's Discussion and Analysis of Financial Condition
and Results of Operations                                      I-12 - I-15


PART  II - OTHER INFORMATION                                      I-16


                                   NBI, INC.
                          CONSOLIDATED BALANCE SHEETS
                   (Amounts in Thousands Except Share Data)




                                                                       September  30,  June 30,
                                                                             1999        1999
                                                                         (Unaudited)
                                         ASSETS
                                        --------


Current assets:
 Cash and cash equivalents                                                 $    77   $   311
 Trading securities                                                             --        36
 Accounts receivable, less allowance for doubtful accounts
   of $236 and $223, respectively                                            1,920     1,243
 Inventories                                                                 2,670     2,972
 Other current assets                                                          241       443
                                                                           --------  --------
 Total current assets                                                        4,908     5,005

Property, plant and equipment, net                                           4,103     4,140
Other assets                                                                    10         9
Net long-term assets of discontinued operations                              4,211     3,666
                                                                           --------  --------

                                                                           $13,232   $12,820
                                                                           ========  ========


                         LIABILITIES AND STOCKHOLDERS' EQUITY
                        --------------------------------------

Current liabilities:
 Short-term borrowings and current portion
   of notes payable                                                        $ 2,112   $ 1,719
 Current portion of IRS debt and other income taxes payable                  1,795     1,788
 Accounts payable                                                            1,112     1,372
 Accrued liabilities                                                           702       726
 Net current liabilities of discontinued operations                            273       173
                                                                           --------  --------
 Total current liabilities                                                   5,994     5,778

Long-term liabilities:
 Notes payable                                                                 228       260
 Deferred income taxes                                                          92        92
 Postemployment disability benefits and other                                  259       264
                                                                           --------  --------
 Total liabilities                                                           6,573     6,394
                                                                           --------  --------

Commitments and contingencies

Stockholders' equity:
 Preferred stock - $.01 par value; 5,000,000 shares authorized; 507,421 and 500,000 shares of Series A Cumulative Preferred Stock issued and outstanding, respectively (liquidation preference value of $5,074 and
   $5,000, respectively)                                                         5         5
 Capital in excess of par value - preferred stock                            4,632     4,562
 Common stock - $.01 par value; 20,000,000 shares authorized;
   10,130,520 and 10,115,520 shares issued, respectively                       101       101
 Capital in excess of par value - common stock                               6,566     6,561
 Accumulated deficit                                                        (3,777)   (3,935)
                                                                           --------  --------
                                                                             7,527     7,294
 Less treasury stock, at cost (2,027,200 shares)                              (868)     (868)
                                                                           --------  --------
 Total stockholders' equity                                                  6,659     6,426
                                                                           --------  --------

                                                                           $13,232   $12,820
                                                                           ========  ========




                                    See accompanying notes.

                                   NBI, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in Thousands Except Per Share Data)
                                  (Unaudited)




                                                                     Three Months Ended
                                                                       September 30,
                                                                      1999      1998


Revenues:
 Sales                                                                $3,848   $3,898
                                                                      -------  -------

 Costs and expenses:
 Cost of sales                                                         2,696    2,682
 Marketing, general and administrative                                   745      686
                                                                      -------  -------
                                                                       3,441    3,368
                                                                      -------  -------

 Income from operations                                                  407      530

Other income (expense):
 Net gain on investments                                                  48       --
 Other income and expenses, net                                            3       12
 Interest expense                                                        (48)     (51)
                                                                      -------  -------
                                                                           3      (39)
                                                                      -------  -------

Income from continuing operations before provision for income taxes      410      491
Provision for income taxes                                               (28)     (57)
                                                                      -------  -------

Income before discontinued operations                                    382      434
Income (loss) from discontinued operations, net of
  income tax benefit of $21 and expense of $8, respectively               28       (1)
                                                                      -------  -------

Net income                                                               410      433

Dividend requirement on preferred stock                                 (126)      --
                                                                      -------  -------

Income attributable to common stock                                   $  284   $  433
                                                                      =======  =======


Income per common share - basic and diluted:
 Income before discontinued operations                                $  .03   $  .05
 Income (loss) from discontinued operations                              .01       --
                                                                      -------  -------
 Net income                                                           $  .04   $  .05
                                                                      =======  =======


Weighted average number of common shares outstanding                   8,100    8,088
                                                                      =======  =======









                                See accompanying notes.

                                   NBI, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Amounts in Thousands)
                                  (Unaudited)




                                                   Three  Months  Ended
                                                       September  30,
                                                        1999    1998


Cash flows from operating activities:
Net income                                             $ 410   $ 433
Adjustments to reconcile net income to net cash
  flow provided by operating activities:
 Depreciation and amortization                           241     193
 Provision for bad debts and returns                      16      21
 Provision for (reversal of) writedown of inventories     (6)     40
 Loss (gain) on sales of property and equipment           --      (8)
 Net unrealized loss (gain) on trading securities         (2)     --
 Changes in assets -- decrease (increase):
 Trading securities                                       38      --
 Accounts receivable                                    (709)   (632)
 Inventories                                             316     (45)
 Other current assets                                    215     (56)
 Other assets                                             --     (32)
 Changes in liabilities -- (decrease) increase:
 Accounts payable and accrued liabilities               (299)    415
 Income tax related accounts                              11       7
                                                       ------  ------
 Net cash flow provided by operating activities          231     336
                                                       ------  ------

Cash flows from investing activities:
 Proceeds from sales of property and equipment            --       9
 Purchases of property and equipment                    (797)   (338)
                                                       ------  ------
 Net cash flow used in investing activities             (797)   (329)
                                                       ------  ------

Cash flows from financing activities:
 Collections from notes receivable                        12       2
 Dividends paid on preferred stock                      (182)     --
 Proceeds from stock options exercised                     5      --
 Proceeds from borrowings                                155      --
 Payments on notes payable                               (39)    (66)
 Net borrowings on line of credit                        394     103
                                                       ------  ------
 Net cash flow provided by financing activities          345      39
                                                       ------  ------

Net increase (decrease) in cash and cash equivalents    (221)     46

Less change in cash and cash equivalents included
  in net assets of discontinued operations               (13)     --

Cash and cash equivalents at beginning of period         311     209
                                                       ------  ------

Cash and cash equivalents at end of period             $  77   $ 255
                                                       ======  ======








                            See accompanying notes.

                                   NBI, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)
                                  (Unaudited)



                                              Three  Months  Ended
                                                 September  30,
                                                     1999  1998




Supplemental disclosures of cash flow information:

 Interest paid                                        $ 65  $71
                                                      ====  ===

 Income taxes paid                                    $ 35  $27
                                                      ====  ===


 Noncash purchases of property, plant, and equipment
   included in accounts payable at end of period      $264  $82
                                                      ====  ===






































                            See accompanying notes.

                                   NBI, INC.
            SUPPLEMENTARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


Note  1  -  Basis  of  Preparation

The accompanying financial statements have been prepared in accordance with the requirements of Form 10-QSB and include all adjustments (consisting of all normal recurring adjustments) which in the opinion of management are necessary in order to make the financial statements not misleading. The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and profits have been eliminated.


Note  2  -  Going  Concern

As discussed in Note 7, the remaining balance of $1.8 million of the Company's debt to the Internal Revenue Service ("IRS") is due on December 31, 1999.
This condition raises substantial doubt about the Company's ability to continue as a going concern. In order to pay such amount, management intends to generate sufficient cash through the sale of the assets or stock of its wholly-owned subsidiaries, NBI Properties, Inc. ("NBI Properties") and Willowbrook Properties, Inc., d/b/a NBI Development Corporation ("Willowbrook Properties") (see Notes 4 and 7); however, there can be no assurance that the Company will be able to complete a sale of these properties prior to the due date of the IRS debt. The Company's ability to continue as a going concern is dependent upon obtaining funds sufficient to pay off the IRS debt when due. The accompanying financial statements do not contain any adjustments that might result from the outcome of this uncertainty. Management believes that after the Company has sold its real estate and hotel operations and pays off its IRS debt, it will generate sufficient future cash flows from its remaining operations to allow the Company to be a going concern.


Note  3  -  Cash  and  Cash  Equivalents

Cash and cash equivalents include investments that are readily convertible to known amounts of cash and have original maturities of three months or less. The Company places its cash and temporary cash investments with financial institutions. At times, such investments may be in excess of federally insured limits.


Note  4  -  Discontinued  Operations

 On December 31, 1998, the Company established a plan to dispose of its Krazy Colors, Inc. ("Krazy Colors") operation due to continuing losses incurred by the operation, as well as the business' inability to sustain significant long-term customers. On August 19, 1999, the Board of Directors voted to sell the assets or stock of its wholly-owned subsidiaries, NBI Properties and Willowbrook Properties, in order to pay the remaining balance of the IRS debt due on December 31, 1999 (see Note 7). Therefore, the Company has
discontinued its children's paint manufacturing, hotel and real estate development operations, and it has separately reported the income or loss from these segments as discontinued operations for the quarters ended September 30, 1999 and 1998 as follows:



                                      Children's                 Real
                                        Paint         Hotel      Estate
                                   Manufacturing    Operations Development   Total



For  the  Quarter  Ended  September  30,  1999:
-----------------------------------------------

 Revenues from discontinued operations    $21          $686         $ --      $707
                                          ====         =====        =====     =====

 Income from discontinued operations
   before income taxes                    $--          $ 49         $  --     $ 49
 Income tax provision                      --           (21)           --      (21)
                                          ---          -----        -----     -----
 Net income from discontinued operations   --            28            --       28
 Loss on disposal                          --            --            --       --
                                          ---          -----        -----     -----

 Net income from discontinued operations  $--          $ 28         $  --     $ 28
                                          ===          =====        =====     =====


                                   NBI, INC.
            SUPPLEMENTARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



For  the  Quarter  Ended  September  30,  1998:
-----------------------------------------------

 Revenues from discontinued operations        $ 31   $679   $--   $710
                                              =====  =====  ====  =====

 Income (loss) from discontinued operations
   before income taxes                        $(65)  $ 73   $(1)  $  7
 Income tax benefit (expense)                   22    (29)   (1)    (8)
                                              -----  -----  ----  -----
 Income (loss) from discontinued operations    (43)    44    (2)    (1)
 Loss on disposal                               --     --    --     --
                                              -----  -----  ----  -----
 Net income (loss) from discontinued
    operations                                $(43)  $ 44   $(2)  $ (1)
                                              =====  =====  ====  =====




In determining the loss on disposal of its children's paint manufacturing operation, which was recorded during the second quarter of fiscal 1999, the Company estimated the net realizable value of the disposal of the discontinued operation, including estimated costs and expenses directly associated with the disposal and estimated loss from operations through the expected disposal date. However, because the Company expects a significant gain overall from the discontinued operations of both the hotel and land development, no amount has been recorded related to these disposals; the gain will be recognized when realized.

The net long-term assets of discontinued operations at September 30, 1999 consisted primarily of land, buildings, development costs, and hotel furniture, fixtures and equipment, net of a long-term mortgage note payable by the hotel. The net current liabilities of discontinued operations at September 30, 1999 consisted primarily of accounts payable and accrued liabilities, net of cash balances.


Note  5  -  Investments  in  Securities  and  Obligations  from  Short-Sale
Transactions

During the three months ended September 30, 1999, all of the Company's securities were classified as trading securities; no securities were classified as held-to-maturity or available-for-sale. Realized and unrealized investment gains of $46,000 and $2,000, respectively, were recorded for the quarter ended September 30, 1999. The Company held no investments and had no realized or unrealized gains or losses for the quarter ended September 30, 1998.

As part of its investment policies, the Company's investment portfolio may include option instruments and may include a concentrated position in one or more securities. As a result of this, the financial results may fluctuate significantly and have larger fluctuations than with a more diversified portfolio. In addition, the Company may invest in short-sale transactions of trading securities. Short-sales can result in off-balance sheet risk, as losses can be incurred in excess of the reported obligation if market prices of the securities subsequently increase. At September 30, 1999, the Company had no investment positions.


Note  6  -  Inventories

Inventories are comprised of the following amounts which are presented net of reserves totaling $207,000:



               September  30,
                   1999
         (Amounts  in  thousands)




 Raw materials    $  801
 Work in process     426
 Finished goods    1,443
                  ------
                  $2,670
                  ======


                                   NBI, INC.
            SUPPLEMENTARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


Note  7  -  Income  Taxes

IRS  Debt:

On April 28, 1998, the Company and the IRS entered into an amended payment agreement, revising the payment terms related to NBI Inc.'s IRS debt of $5,278,000. This agreement, effective April 9, 1998, revised the terms of the agreement in principal with the IRS effective October 1, 1995 and the original settlement agreement with the IRS dated June 12, 1991, with respect to NBI's federal tax liabilities for the fiscal years ended June 30, 1980 through 1988. Under the current agreement, $3,500,000 of the IRS debt was due and paid on December 31, 1998, and the remaining balance of $1,778,000 is due on or before December 31, 1999. The IRS debt continues to be collateralized by a security interest in all of the capital stock of American Glass, Inc., d/b/a L.E. Smith Glass Company ("L.E. Smith") and NBI Properties. Provided no event of default occurs prior to payment of the IRS debt in full, NBI will not be obligated to pay any interest from July 1, 1997 forward, related to the debt.

In order to pay the remaining balance on the IRS debt, management intends to generate sufficient cash through the sale of the assets or capital stock of its wholly-owned subsidiaries, NBI Properties and Willowbrook Properties; however, there can be no assurance the Company will be able to complete a sale of these properties prior to the due date of the IRS debt. The Company's ability to continue as a going-concern is dependent upon satisfaction of the IRS debt (See Note 2).

Income  tax  provision:

For the three months ended September 30, 1999 and 1998, the Company recorded income tax provisions from continuing operations of $28,000 and $57,000, respectively. These provisions include state and other income taxes and are based upon book income.

In accordance with fresh start accounting, which was adopted as of April 30, 1992, and as a result of the Company's reorganization under Chapter 11 of the U.S. Bankruptcy Code, utilization of any income tax benefit from pre-reorganization net operating losses is not credited to the income tax provision, but rather, reported as an addition to capital in excess of par value. No pre-reorganization net operating losses were utilized for the three months ended September 30, 1999 and 1998.


Note  8  -  Stockholders'  Equity

The Company has authorized 20,000,000 shares of $.01 par value common stock. At September 30, 1999, 10,130,520 shares were issued including 2,027,200 held in treasury. Therefore, the Company had 8,103,320 shares issued and outstanding at September 30, 1999.

The Company has authorized 5,000,000 shares of preferred stock with a par value of $.01 per share, and has designated 2,000,000 preferred shares as Series A Cumulative Preferred Stock. At September 30, 1999, 507,421 shares of Series A Cumulative Preferred Stock were issued and outstanding.

On August 19, 1999, the Board of Directors declared the first semi-annual dividend on its outstanding Series A Cumulative Preferred Stock to holders of record as of August 19, 1999. On September 3, 1999, $252,000 in dividends were paid, consisting of $182,000 in cash and 7,421 in additional shares of preferred stock, valued at $70,000, per the elections of the holders.

                                   NBI, INC.
            SUPPLEMENTARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


Note  9  -  Income  Per  Common  Share

The Company reports earnings per common share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128 issued by the Financial
Accounting Standards Board. The following reconciles the numerators and denominators of the basic and diluted earnings per common share computation for income before discontinued operations:



                                             For  the  quarters  ended
                                                  September  30,
                                              1999              1998
                                         Basic   Diluted   Basic   Diluted
                                              (Amounts  in  thousands
                                              except  per  share  data)



 Income before discontinued operations   $  382   $  382   $  434  $  434

Dividend requirement on preferred stock    (126)    (126)      --      --
                                         -------  -------  ------  ------

Income before discontinued operations
  attributable to common stock           $  256   $  256   $  434  $  434
                                         =======  =======  ======  ======

Weighted average number of common
  shares outstanding                      8,100    8,100    8,088   8,088
                                         =======  ======   ======  ======

Assumed conversions of stock options                 163              179
                                                  -------          ------

                                                   8,263            8,267
                                                  =======          ======

Income per common share
  before discontinued operations         $  .03   $  .03   $  .05  $  .05
                                         =======  =======  ======  ======




For the three months ended September 30, 1999, stock options outstanding with an exercise price of $.38, $.59 and $.77 per share were included in the computation of diluted earnings per share because their exercise price was less than the average market price of the common stock during such period. Stock options outstanding with an exercise price of $.25 per share were also included in the computation of diluted earnings per share for the three months ended September 30, 1998; these options were not outstanding during the quarter ended September 30, 1999.

The  options  and  warrants outstanding at September 30, 1999 were as follows:



                   Number
Exercise       Outstanding  at
Price       September  30,  1999




Stock options:
  .38               201,000
  .59               100,500
  .77               400,000
  .88               244,000

Warrants:
  .89             1,700,000
 1.20             1,000,000
                  ---------
                  3,645,500
                  =========

                                   NBI, INC.
           SUPPLEMENTARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


Note  10  -  Comprehensive  Income

Effective July 1, 1998, the Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income includes all changes in equity except those resulting from investments by owners and distribution to owners. For the three months ended September 30, 1999 and 1998, the Company had no items of comprehensive income other than net income; therefore, a separate statement of comprehensive income has not been presented for these periods.


Note  11  -  Seasonal  Variations  of  Operations

Excluding the effect of its significant customer, L.E. Smith typically has its strongest revenue performance during the first and second fiscal quarters due to seasonal variations. Generally, the fourth fiscal quarter's revenue is moderately lower than in the first and second quarters, while the third fiscal quarter's revenue is usually significantly lower than the other quarters. However, historically these trends have been materially affected by fluctuations in the timing of orders from its significant customer, which does not have consistent trends.


Note  12  -  Related  Party  Transactions

The Company's Chief Executive Officer ("CEO"), Jay Lustig, has proposed to purchase a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties. The Company is submitting the transaction to its disinterested shareholders for approval at its Fiscal 1999 Annual Meeting of Stockholders.

In September and November 1999, Mr. Lustig advanced Willowbrook Properties $155,000 and $159,740, respectively, to fund development costs incurred on Phase I of its land development project. Concurrently with the closing of the proposed Willowbrook Properties sale transaction, such amounts will be deemed to be expenses of the buyer. In the event the closing does not occur on this transaction, NBI will repay the CEO such amounts on a due date to be determined at that time, with interest at the rate of ten percent per annum since the dates of the advances.

The Company's CEO has personally guaranteed a $500,000 letter of credit for the benefit of the Commonwealth of Pennsylvania, Department of Transportation ("PennDOT"), required in order for Willowbrook Properties to commence certain road improvements mandated by PennDOT in conjunction with Phase I of its land development project. In addition, in conjunction with the Company's efforts to obtain construction financing for Phase I of the development, Mr. Lustig has committed to personally guarantee the repayment of such construction financing and to guarantee the completion of Phase I of the development.

                                   NBI, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                        FIRST QUARTER, FISCAL YEAR 2000


The statements in this discussion contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, that are not historical facts. The forward-looking statements are based upon the Company's current expectations and are subject to known and unknown risks, uncertainties, assumptions and other factors. Should one or more of such risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual results could differ materially from those contemplated
by  the  forward-looking  statements.    Factors  that  may  affect  such
forward-looking statements include, among others, ability to obtain financing, loss of significant customers, reliance on key personnel, competitive factors and pricing pressures, availability of raw materials, labor disputes, investment results, limitations on the utilization of net operating loss carryforwards, adequacy of insurance coverage, inflation and general economic conditions.

RESULTS  OF  OPERATIONS

Revenues from continuing operations totaling $3,848,000 for the first quarter of fiscal 2000 decreased slightly from $3,898,000 for the three months ended September 30, 1998. As expected, L.E. Smith experienced a significant decline, approximately $300,000, in revenue from its largest customer, as well as the absence of $392,000 in revenues related to an order from a nonrecurring customer included in the first quarter of fiscal 1999. However, these declines were significantly offset by sustained revenue growth from its other customers.

Revenues from continuing operations are expected to decline substantially for the three months ended December 31, 1999, compared to the same period in the prior fiscal year, because L.E. Smith expects a substantial decline in revenues from its largest customer which is only expected to be partially offset by increased business from its other customers. Revenues from continuing operations are expected to decrease significantly for the second quarter of fiscal 2000 compared to the first quarter of fiscal 2000 due to a significant decline in revenues expected from L.E. Smith's largest customer which is only expected to be partially offset by increased business from its other customers. The Company is still in the process of hiring a new sales representative to concentrate on increasing the volume of the glass decorating business in order to help offset the effect of the continuing decline in revenues from L.E. Smith's largest customer.

Cost of sales from continuing operations as a percentage of related revenue was 70.1% for the quarter ended September 30, 1999, compared to 68.8% for the same period in fiscal 1999. The resulting decline in gross margin was primarily due to significantly higher depreciation expense, resulting from a large amount of capital improvements made in the prior fiscal year, and general cost increases. However, these increased costs were partially offset by a $42,000 credit resulting from the reversal of excess reserves for a prior self-insured workmen's compensation plan and lower inventory reserve provisions during the first quarter of fiscal 2000.

Cost of sales from continuing operations as a percentage of related revenue for the second quarter of fiscal 2000 is expected to be significantly higher compared to the second quarter of fiscal 1999, due to significantly higher depreciation expense, general cost increases and a substantial decline in expected sales volume which will cause unfavorable absorption of fixed costs. Cost of sales from continuing operations as a percentage of related revenue for the second quarter of fiscal 2000 is expected to be moderately higher compared to the first quarter of fiscal 2000, due to general cost increases and a significant decline in expected sales volume which will cause unfavorable absorption of fixed costs.

Marketing, general and administrative expenses from continuing operations totaled $745,000 and $686,000 for the three months ended September 30, 1999 and 1998, respectively. The increase was primarily related to increased sales commissions resulting from increased sales from outside sales representatives, while the Company experienced a significant decline in revenues from its largest customer, which is a house account and is not subject to outside sales commissions.

                                   NBI, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  FIRST QUARTER, FISCAL YEAR 2000 - CONTINUED


Marketing, general and administrative expenses are expected to increase moderately for the three months ended December 31, 1999, compared to both the same period in the prior fiscal year and the first quarter of fiscal 2000, due to general cost increases.

For the three months ended September 30, 1999, the Company recorded a realized gain on investments of $46,000 and an unrealized gain on investments of $2,000 compared to no gain or loss on investments for the same period in the prior fiscal year. As part of its investment policy, the Company's investment portfolio may include investments in option instruments and may include a concentrated position in one or more securities. As a result of this, the financial results may fluctuate significantly and have larger fluctuations than with a more diversified portfolio. In addition, the Company may invest in short-sale transactions of trading securities. Short-sales can result in off-balance sheet risk, as losses can be incurred in excess of the reported obligation if market prices of the securities subsequently increase. At September 30, 1999, the Company had no investment positions.

The Company recorded provisions for income taxes from continuing operations of $28,000 and $57,000 the first quarter of fiscal 2000 and 1999, respectively, primarily due to the inclusion of Pennsylvania state income tax provisions. The state income tax provisions are related to the Company's Pennsylvania operations and are based upon book income, because the continuing operations do not have any net operating loss carryforwards available in Pennsylvania. In accordance with fresh-start accounting, the income tax provisions recorded include non-cash charges to the extent that the Company expects to use its pre-reorganization net operating loss carryforwards. These charges are reported as an addition to capital in excess of par value, rather than as a credit through the income tax provision. There were no non-cash components included in the income tax provisions for the three months ended September 30, 1999 or 1998.

DISCONTINUED  OPERATIONS

On December 31, 1998, the Company established a plan to dispose of its Krazy Colors' operation due to continuing losses incurred by the operation, as well as the business' inability to sustain significant long-term customers. On August 19, 1999, the Board of Directors voted to sell the assets or stock of its wholly-owned subsidiaries, NBI Properties and Willowbrook Properties in order to pay the remaining balance of the IRS debt due on December 31, 1999 (see Notes 4 and 7 to accompanying consolidated financial statements). Therefore, the Company has discontinued its children's paint manufacturing, hotel, and real estate development operations, and it has separately reported the income or loss from these segments as discontinued operations for the quarters ended September 30, 1999 and 1998.

Revenues from discontinued operations totaled $707,000 for the first quarter of fiscal 2000 compared to $710,000 for the same period of the prior fiscal year.

The Company recorded net income from discontinued operations of $28,000 for the three months ended September 30, 1999 compared to a net loss from discontinued operations of $1,000 for the same period of the prior fiscal year. The improvement resulted primarily from the absence of a loss from the Krazy Colors operation because the estimated loss on disposal of this operation was accrued for during fiscal 1999. In determining the loss on disposal of its Krazy Colors operation, which was recorded during the second quarter of fiscal 1999, the Company estimated the net realizable value of the disposal of the discontinued operation, including estimated costs and expenses directly associated with the disposal and estimated loss from operations through the expected disposal date. However, because the Company expects a significant gain overall from the discontinued operations of both the hotel and land development, no amount has been recorded related to these disposals; the gain will be recognized when realized.

The net long-term assets of discontinued operations at September 30, 1999 consisted primarily of land, buildings, development costs, and hotel furniture, fixtures and equipment, net of a long-term mortgage note payable by the hotel. The net current liabilities of discontinued operations at September 30, 1999 consisted primarily of accounts payable and accrued liabilities, net of cash balances.

                                   NBI, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  FIRST QUARTER, FISCAL YEAR 2000 - CONTINUED


FINANCIAL  CONDITION,  LIQUIDITY  AND  CAPITAL  RESOURCES

The Company's total assets increased $412,000 to $13.2 million at September 30, 1999 from $12.8 million at June 30, 1999. The increase was primarily due to a significant increase in trade accounts receivable resulting from the increased revenues in September 1999 compared to June 1999. The Company had negative working capital of $1.1 million at September 30, 1999, compared to negative working capital of $773,000 at June 30, 1999. The increase in the working capital deficit was primarily due to cash and proceeds from investment trades receivable, included in other current asset at June 30, 1999, used to fund a portion of the land development costs incurred during the first quarter of fiscal 2000 and included in long-term assets from discontinued operations at September 30, 1999.

The Company has a final installment of $1.8 million on the IRS debt which is due on or before December 31, 1999. In order to pay such amount, management intends to generate sufficient cash through the sale of the assets or stock of its wholly-owned subsidiaries, NBI Properties and Willowbrook Properties; however, there can be no assurance that the Company will be able to complete a sale of these properties prior to the due date of the IRS debt. The Company's ability to continue as a going concern is dependent upon obtaining funds sufficient to pay off the IRS debt when due. Management believes that after the Company has sold its real estate and hotel operations and pays off its IRS debt, it will generate sufficient future cash flows from its remaining operations to allow the Company to be a going concern.

The Company's CEO has proposed to purchase a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties. The
Company is submitting the transaction to its disinterested shareholders for approval at its Fiscal 1999 Annual Meeting of Stockholders.

The Company expects to pay the cash dividends on its outstanding preferred stock through existing working capital and internally generated funds, including cash potentially available from L.E. Smith through dividend payments to the parent Company. However, L.E. Smith's bank loan agreement limits the ability to pay and the amount of dividends payable by L.E. Smith.

During the three months ended September 30, 1999, the Company funded the construction activity for phase I of its Willowbrook Properties' development out of existing cash, proceeds from investment trades receivable at June 30, 1999 and a $155,000 advance from its CEO. Subsequent to September 30, 1999, the Company received an additional advance of $159,740 from its CEO to pay for construction costs. The Company has recently received a commitment for commercial financing to pay for a significant portion of the construction costs of phase I of its land development project. The Company expects to close on this financing at the end of November. However, significant additional equity contributions will be required by the Company during the construction period of phase I. The Company intends to sell the development in order to generate cash for its IRS payment due on December 31, 1999 and to minimize its required additional equity contributions.

Construction-in-progress from continuing operations totaled $176,000 at September 30, 1999 and included $76,000 for design and engineering costs related to a new crystal tank for the glass manufacturing facility. The Company estimates that it will cost approximately $1,735,000 to complete the outstanding construction-in-progress, all of which is expected to be completed during fiscal 2000. A majority of the estimated costs to complete the outstanding projects is related to the new crystal tank. The new tank will have an estimated useful life of 20 to 25 years, with major refurbishments, costing approximately $500,000, required every seven years. The Company is currently pursuing various financing alternatives for this capital improvement.

The Company expects its other working capital requirements in the next fiscal year to be met by existing working capital at September 30, 1999, internally generated funds and, for L.E. Smith's requirements, short-term borrowings under an existing line of credit.

                                   NBI, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  FIRST QUARTER, FISCAL YEAR 2000 - CONTINUED


YEAR  2000  COMPLIANCE

The Company has completed a review and risk assessment of all technology items used in its operations. The Company believes that the year 2000 issue will pose no significant operational problems. Substantially all of the machinery and equipment used by the Company's glass manufacturing operation is manually
controlled  and  operated.    In  addition,  the  hotel  operation  is  not
significantly reliant on computer technology, with the exception of its reservation system, which is maintained and upgraded under a contract with Holiday Inns Franchising, Inc. and has already been upgraded and tested to be year 2000 compliant. The primary effect of the year 2000 issue is on the Company's accounting systems.

Year 2000 compliance will primarily be accomplished through purchases of new equipment and data processing hardware and software upgrades, with an estimated aggregate cost of approximately $285,000, a majority of which has already been purchased and most of which was previously planned and necessitated by other technological needs of the Company. The upgrading or replacement of equipment which is non-compliant, as well as the related testing of such equipment is now virtually complete.

L.E. Smith currently has one customer of such significance that if such customer were to experience year 2000 problems that resulted in the cancellation or deferral of orders, it could materially adversely affect the results of operations of the Company. The Company has discussed the year 2000 issue with this and other material customers and vendors and currently does not anticipate any significant problems. In addition, the Company will continue to review the status of the year 2000 issues with these and other customers and vendors.

The Company presently believes that with the completed conversions to new hardware and software, the year 2000 issue will be mitigated without causing a material adverse impact on the operation of the Company. However, if such conversions are not sufficient, the year 2000 issue could have an impact on the operation of the Company. At this time, management does not believe that the impact and any resulting costs will be material.

                                   NBI, INC.
                          PART II - OTHER INFORMATION


Item  6.     Exhibits  and  Reports  on  Form  8-K

     (a)     Exhibits

             27.    Financial  Data  Schedule

                    a.  For the quarter ended September 30, 1999
                    b.  Restated for the quarter ended September 30, 1998

     (b) No reports on Form 8-K were filed during the quarter ended September 30, 1999 or subsequently.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   NBI,  INC.




 November  22,  1999                      By:   /s/ Marjorie A. Cogan
     (Date)                                     Marjorie  A.  Cogan
                                           As  a  duly  authorized  officer
                                        Chief  Financial  Officer,  Secretary
















ATTACHMENT  II

Willowbrook,  Inc.
Rostraver,  PA



                                              Revised Budget  Original Budget
                                                   Costs           Costs

Land                                              $   500,000   $   500,000
                                                  ==========================

Building-Shop N Save       45,000   50.00         $ 2,250,000   $ 2,250,000
Building-Small shops       21,600   50.00           1,000,000     1,000,000
Building-Theatre           30,000  $ 0.00                   0             0
                                                  --------------------------
                                                  $ 3,250,000   $ 3,250,000
                                                  ==========================

Site excavation-excl Theatre area                 $ 1,375,000   $ 1,350,000
Site excavation-Theatre area                           60,000           --
Curbing                                                   --        105,000
Landscaping-excl Theatre area                          65,000        75,000
Landscaping- Theatre area                              10,000           --
Site lighting-excl Theatre area                       100,000        80,000
Site lighting-Theatre area                             40,000           --
Site misc. utilities-excl Theatre area                 75,000        75,000
Utilities-Theatre area                                 30,000           --
Paving-excl Theatre area                              400,000       552,500
Paving-Theatre area                                   160,000           --
Offsite road improvements                             850,000       800,000
Misc. sitework                                         40,000        50,000
                                                  --------------------------
                                                  $ 3,205,000   $ 3,087,500
                                                  ==========================

Appraisals                                        $    10,000   $     7,500
Pylon/landmark signs                                   30,000        40,000
Title insurance                                        30,000        30,000
Civil/survey/traffic/phase I engineering              300,000       260,000
Soil engineering report                                26,000        30,000
Soil engineering - ongoing testing                     40,000        40,000
Architect                                              60,000        72,000
Inspecting architect                                   15,000        15,000
Sewer taps                                             75,000        75,000
Permits                                                20,000        20,000
Insurance/R.E. taxes                                    5,000        10,000
Lease commissions                                     175,000       175,000
Development fees                                      250,000       250,000
Project manager onsite                                 20,000        20,000
Overhead/marketing costs                               10,000        12,000
Legal fees                                            100,000       100,000
Lender fee-constr/perm                                150,000       150,000
Construction interest                                 225,000       225,000
Contingency                                           160,000       200,000
                                                  --------------------------
                                                  $ 1,701,000   $ 1,731,500
                                                  ==========================

Total project costs                               $ 8,656,000   $ 8,569,000
                                                  ==========================






                                            Revised  Budget   Original  Budget
                                                  Costs              Costs



Shop N Save           45,000  $  9.00         $  405,000           $  405,000
Small Shops           21,600  $ 11.00            237,600              220,000
Theatre               30,000  $  4.50            135,000              135,000
Outparcel 1                0                      30,000               30,000
Outparcel 2                0                      30,000               30,000
Outparcel 3                0                      30,000               30,000
Outparcel 4                0                      30,000               30,000
                      ------                   ---------             --------
                      96,000                  $  897,600           $  880,000
                     ========
Vacancy Small shops             10.00%           (23,760)             (22,000)
                                               ---------             --------
Total Revenue                                 $  873,840           $  858,000

CAM/Tax Vacancy               $  2.00             (4,320)              (4,000)
Management fees                  3.00%           (26,215)             (25,740)
Replacement reserves          $  0.10             (9,660)              (9,500)
                                               ---------             --------
Net operating income                          $  833,645           $  818,760
                                               =========             ========


 ATTACHMENT  III
                          Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
                 Three Months Ended September 30, 1999 and 1998
                       Years Ended June 30, 1999 and 1998



                                                                       Page
                                                                      Number
Balance Sheet                                                         III-2

Statements of Operations and Retained
 Earnings (Accumulated Deficit)                                       III-3

Statements of Cash Flows                                              III-4

Notes to Financial Statements                                 III-5 - III-8


                          Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
                            Unaudited Balance Sheets



                                                 September 30,     June 30,
                                                     1999            1999

                                ASSETS


Current assets:
 Cash                                             $       280    $    1,243
 Other current assets                                   3,705         3,795
                                                 ------------  ------------
 Total current assets                                   3,985         5,038
                                                 ------------  ------------

Land and construction-in-progress:
 Phase I Development                                2,092,555     1,532,670
 Land held for future development                     522,240       522,240
                                                 ------------  ------------
                                                    2,614,795     2,054,910
                                                 ------------  ------------

Other assets                                           26,544        26,544
                                                 ------------  ------------

 Total assets                                     $ 2,645,324   $ 2,086,492
                                                 ============  ============


                       LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
 Payable to CEO                                   $   155,000   $        --
 Accounts payable                                     179,023       264,761
                                                 ------------  ------------
 Total current liabilities                            334,023       264,761

Long-term liabilities:
 Long-term payable to parent                        6,868,591     6,334,452
                                                 ------------  ------------
  Total liabilities                                 7,202,614     6,599,213
                                                 ------------  ------------

Commitments and contingencies

Stockholder's equity:
 Common stock - $.01 par value; 10,000 shares authorized,
   1,000 issued and outstanding                            10            10
 Paid-in capital                                          990           990
 Retained earnings                                 (4,558,290)   (4,513,721)
                                                 ------------  ------------
 Total stockholder's equity                        (4,557,290)   (4,512,721)
                                                 ------------  ------------

 Total liabilities and stockholder's equity       $ 2,645,324   $ 2,086,492
                                                 ============  ============



                          Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
           Unaudited Statements of Operations and Accumulated Deficit




                                Three  Months  Ended        Year  Ended
                                   September  30,             June  30,
                                 1999        1998         1999        1998



Revenue                      $      --   $       --   $       --   $       --

Administrative expenses           (413)      (2,357)      (1,035)     (24,425)
                             ----------  -----------  -----------  -----------

 Loss from operations             (413)      (2,357)      (1,035)     (24,425)

Interest expense on parent
  company payable              (65,856)     (38,472)    (165,485)    (139,803)

Other income                        --          543        3,527        2,577
                             ----------  -----------  -----------  -----------

 Loss before income tax
  benefit                      (66,269)     (40,286)    (162,993)    (161,651)

Income tax benefit              21,700       12,900       54,740       54,120
                             ----------  -----------  -----------  -----------

 Net loss                      (44,569)     (27,386)    (108,253)    (107,531)

Accumulated deficit -
 beginning of period        (4,513,721)  (4,405,468)  (4,405,468)  (4,297,937)
                            -----------  -----------  -----------  -----------

Accumulated deficit -
 end of period             $(4,558,290) $(4,432,854) $(4,513,721) $(4,405,468)
                           ============ ============ ============ ============



                          Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
                       Unaudited Statements of Cash Flows



                                        Three  Months  Ended      Year  Ended
                                            September  30,          June  30,
                                          1999        1998      1999      1998


Cash flows from operating activities:
Net loss                                 $ (44,569)  $(27,386)   $(108,253)  $(107,531)
Adjustments to reconcile net loss to net cash
   flow used in operating activities:
 Bad debt expense                               --         --           --      11,679
 Changes in assets - decrease (increase):
 Other current assets                           90        (52)         176           9
 Other assets                                   --       (854)     (11,701)    (16,197)
 Changes in liabilities - (decrease) increase:
 Accounts payable                             (274)      (105)      (9,867)    (40,541)
 Long-term payable to parent                43,857     24,471      109,485      84,739
                                          ---------   --------    ---------   ---------
   Net cash flow used in
    operating activities                      (896)    (3,926)     (20,160)    (67,842)
                                          ---------   --------    ---------   ---------

Cash flows from investing activities:
 Notes receivable payments                      --      2,057        6,924       4,575
 Purchases of property, plant
  and equipment                           (645,349)   (26,301)    (649,627)    (39,695)
                                          ---------   --------    ---------   ---------
   Net cash flow used in investing
    activities                            (645,349)   (24,244)    (642,703)    (35,120)
                                          ---------   --------    ---------   ---------

Cash flows from financing activities:
 Proceeds from borrowings from CEO        155,000          --           --          --
 Proceeds from borrowings from Parent     490,282      29,000      664,100     102,500
                                         ---------    --------    ---------   ---------
   Net cash flow provided by
     financing activities                 645,282      29,000      664,100     102,500
                                         ---------    --------    ---------   ---------

Net increase (decrease) in cash              (963)       830        1,237         (462)

Cash, beginning of period                   1,243          6            6          468
                                         ---------   --------     --------    ---------

Cash, end of period                      $    280    $   836      $ 1,243     $      6
                                         =========   ========     ========    =========


Supplemental Disclosures of Cash Flow Information:

 Interest paid                           $     --    $    --      $    --     $     --
                                         =========   ========     ========    =========

 Income taxes paid                       $    300    $ 1,100      $ 1,260     $  1,480
                                         =========   ========     ========    =========


Supplemental Schedule of Noncash Investing and Financing Activities:

 Noncash purchases of property, plant
 and equipment included in accounts
 payable at end of period               $175,391     $ 3,600      $260,855    $ 12,400
                                        =========    ========     =========   =========


                          Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
                    Notes to Unaudited Financial Statements



NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND DESCRIPTION OF
BUSINESS

The accounting and reporting policies conform to generally accepted accounting principles.

Business

Willowbrook Properties, Inc. d/b/a NBI Development Corporation ("the Company"), a wholly-owned subsidiary of NBI, Inc. ("parent company") acquired approximately 88 acres of farmland in Belle Vernon, Pennsylvania in January 1997, which is situated along Route 51 in Belle Vernon and has frontage for approximately 2,700 feet. The Company successfully obtained a zoning variance to permit the development of a mixed use retail and residential project for the property, and began construction of phase I of the planned development in April 1999, which will be a mixed use retail center.

On August 19, 1999, the Company's Board of Directors and the parent company's Board of Directors voted to sell the assets or the stock of Willowbrook Properties, in order to generate sufficient funds to allow the parent company to pay its IRS debt due on December 31, 1999. No transactions have been completed to date resulting from this decision. However, the parent company's Chief Executive Officer ("CEO"), Jay Lustig, has proposed to purchase a majority of the assets of Willowbrook Properties. The parent company is submitting the transaction to its disinterested shareholders for approval at its Fiscal 1999 Annual Meeting of Stockholders.

Use  of  Estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets, liabilities, revenues and expenses as reflected in the financial statements. Actual results could differ from those estimates.

Fair  Values  of  Financial  Instruments

Unless otherwise specified, the Company believes the book value of financial instruments approximates their fair value.

Cash  Equivalents

The Company considers all investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Land  and  construction-in-progress

Expenditures directly related to acquisition of the land and all construction-in-progress are capitalized at cost.

The Company applies Statement of Financial Accounting Standards "SFAS" No. 121, "Accounting for the Impairment of Long-Lived Assets". Under SFAS No. 121, long-lived assets and certain identifiable intangibles are reported at the lower of the carrying amount or their estimated recoverable amounts.

                         Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
                    Notes to Unaudited Financial Statements


Income  Taxes

The Company accounts for income taxes in conformity with SFAS No. 109. Under the provisions of SFAS No. 109, a deferred tax liability or asset (net of a valuation allowance) is provided in the financial statements by applying the provisions of applicable tax laws to measure the deferred tax consequences of temporary differences which result in net taxable or deductible amounts in future years as a result of events recognized in the financial statements in the current or preceding years.

Comprehensive  Income

Effective July 1, 1998, the Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income includes all changes in equity except those resulting from investments by owners and distribution to owners. For the three months ended September 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998, the Company had no items of comprehensive income other than net income; therefore, a separate statement of comprehensive income has not been presented for these periods.


NOTE  2  -  GOING  CONCERN

As discussed in Note 5, significant additional equity contributions will be required during the construction period of phase I of the real estate development. The Company and its parent company currently have no ability to pay such costs, and do not believe they can raise such equity capital in the foreseeable future. During the three months ended September 30, 1999 and subsequently, the Company has had to rely on advances and personal guarantees from the parent Company's CEO, Mr. Lustig, to continue the construction-in-progress. This condition raises substantial doubt about the Company's ability to continue as a going concern. In order to pay such amounts, the parent company intends to sell the assets or stock of the Company to a new owner who can provide the necessary equity contributions (See Note 1
- Business); however, there can be no assurance that the parent company will be able to complete a sale of the Company. The Company's ability to continue as a going concern is dependent upon obtaining funds sufficient to pay the additional equity outlays as the costs become due. The accompanying financial statements do not contain any adjustments that might result from the outcome of this uncertainty.


NOTE  3  -  OTHER  ASSETS

Included in other assets are direct costs incurred in connection with the completion of a lease with the anchor tenant for Phase I of the real estate development. These costs will be amortized over the life of the lease upon
commencement  of  rent.    (See  Note  5.)


NOTE  4  -  INCOME  TAXES

The Company is part of an affiliated group with its parent company which files a consolidated tax return for federal tax purposes. The parent company allocates each of the members of the group its share of income taxes as if it filed on a separate return basis. The Company pays its allocated federal income taxes to the parent company based upon its book income. The deferred federal tax asset or liability arising from timing differences is offset by a long-term payable or receivable from the parent company. The Company files its state income tax returns on a separate basis.

The Company has Pennsylvania net operating loss carryforwards of approximately $458,000 and $392,000 at September 30, 1999 and June 30, 1999, respectively; however, it pays a minimum capital stock tax based on historical earnings and book equity balances of the Company.

                         Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
                    Notes to Unaudited Financial Statements


The Company currently has no temporary differences in which there is different treatment for tax purposes than for book purposes, other than its state net operating loss carryforwards. As the Company has not been able to determine that it is more likely than not that the deferred tax assets related to the Pennsylvania net operating loss carryforwards will be realized, valuation allowances for the total of such deferred tax assets have been established at September 30, 1999 and June 30, 1999 of approximately $46,000 and $39,000, respectively. Consequently, the income tax benefits for the three months ended September 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 consist primarily of current federal tax benefits.

The reconciliation of income taxes at the U.S. federal statutory tax rate to the income tax benefit for the three months ended September 30, 1999 and 1998, and for the years ended June 30, 1999 and 1998 were as follows:



                                          Three  Months Ended      Years Ended
                                             September  30,          June 30,
                                            1999       1998       1999     1998



Federal income tax  benefit
   computed at 34% on pre-tax income         $22,531   $13,697   $55,418   $54,961
State taxes payable, net of federal benefit     (198)     (726)     (832)     (581)
Other                                           (633)      (71)      154      (260)
                                             --------  --------  --------  --------

Income tax benefit                           $21,700   $12,900   $54,740   $54,120
                                             ========  ========  ========  ========





NOTE  5  -  COMMITMENTS  AND  CONTINGENCIES

On August 1, 1998, the Company entered into a development and a leasing agreement with a real estate developer for phase I of its planned commercial real estate project. The development agreement provides for a development fee of $250,000 to be paid over the construction period, with a minimum fee of $15,000 if the Company is unsuccessful in obtaining adequate financing for the project. The leasing agreement requires a leasing commission based upon the square footage of the space leased, payable 50% upon execution of the lease and 50% upon tenant occupancy. In addition, the leasing agreement provides for a sales commission based upon the gross proceeds of the sale of an outparcel, payable upon closing of the sale.

Construction on phase I of the project began in April 1999, with an anticipated construction period of approximately fourteen months from commencement. The construction costs are projected to be approximately nine million dollars. The Company has received a commitment for commercial financing to pay for a significant portion of the construction costs of phase
I. The Company expects to close on this financing at the end of November. However, significant additional equity contributions will be required during the construction period of phase I.

In March 1999, the Company entered into a lease agreement with a national grocery store chain to lease a significant portion of the expected total rentable square footage of the first phase of Willowbrook Properties' land development project. The lease is contingent upon the Company's completion of a suitable building pad for the tenant, which has been completed and was accepted by the tenant on September 1, 1999. The agreement provides the tenant a set construction allowance from the Company which they will use to construct the building. The tenant is required to begin paying rent on the earlier of (a) the tenant's opening of the building for business with the public; or (b) the later of (i) ten months after Willowbrook Properties delivers a completed building pad to the tenant; (ii) all improvements to the common areas necessary for operation of the supermarket to be operating in the building are completed; and (iii) all improvements shown on the highway occupancy permit are completed.

                         Willowbrook Properties, Inc.
                       d/b/a NBI Development Corporation
                    Notes to Unaudited Financial Statements


In April 1999, Willowbrook Properties entered into a construction contract for site work totaling $1.2 million. This site work is estimated to be completed in December 1999. The Company is required to make monthly progress payments based upon the work completed, and as of September 30 and June 30, 1999, had paid approximately $879,000 and $315,000, respectively, related to the contract.

In September and November 1999, the Company received $155,000 and $159,740 in advances from the parent company's CEO in order to fund construction costs incurred. In addition, Mr. Lustig has personally guaranteed a $500,000 letter
of  credit  necessary  for  the  project.    (See  Note  6.)


NOTE  6  -  RELATED  PARTY  TRANSACTIONS

The Company pays its allocated federal income taxes to the parent company based upon its book income (see Note 4).

The parent company charges interest at the prime rate (7.75% at June 30, 1999) plus 1% on the outstanding balance of the Company's long-term payable to the parent company.

In September and November 1999, Mr. Lustig advanced Willowbrook Properties $155,000 and $159,740, respectively, to fund development costs incurred on Phase I. Concurrently with the closing of the proposed Willowbrook Properties sale transaction, such amounts will be deemed to be expenses of the buyer. In the event the closing does not occur on this transaction, the Company will repay the parent company's CEO such amounts on a due date to be determined at that time, with interest at the rate of ten percent per annum since the dates of the advances.

In addition, Mr. Lustig has personally guaranteed a $500,000 letter of credit for the benefit of the Commonwealth of Pennsylvania, Department of Transportation ("PennDOT"), required in order for Willowbrook Properties to commence certain road improvements mandated by PennDOT in conjunction with Phase I of its land development project. In addition, in conjunction with the Company's efforts to obtain construction financing for Phase I of the development, Mr. Lustig has committed to personally guarantee the repayment of such construction financing and to guarantee the completion of Phase I of the development.

Included in the payable to the parent company at September 30 and June 30, 1999 was $4,295,742 related to previous discontinued operations of the Company.

ATTACHMENT  IV

                             NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                 Three Months Ended September 30, 1999 and 1998



                                                                      Page
                                                                     Number



Balance Sheet                                                         IV-2

Statements of Operations and Retained
  Earnings (Accumulated Deficit)                                      IV-3

Statements of Cash Flows                                       IV-4 - IV-5

Notes to Financial Statements                                  IV-6 - IV-7


                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                            Unaudited Balance Sheet



                                                            September  30,
                                                                 1999
                                    ASSETS
Current assets:
Cash                                                         $  291,479
Trade accounts receivable, less allowance of $1,703              34,153
Inventories                                                      21,163
                                                             -----------
Total current assets                                            346,795
                                                             -----------

Property, plant and equipment:
Land and buildings                                            2,308,924
Machinery and equipment                                          64,913
Furniture and equipment                                         584,344
                                                             -----------
                                                              2,958,181
Accumulated depreciation                                       (600,093)
                                                             -----------
 Net property, plant and equipment                            2,358,088
                                                             -----------

Other assets                                                    140,494
                                                             -----------

Long-term receivable from parent                                360,652
                                                             -----------

Total assets                                                 $3,206,029
                                                             ===========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt  $   25,202
Accounts payable                                                 80,742
Accrued payroll, payroll taxes and benefits                      43,074
Other accrued liabilities                                       119,182
Payable to parent                                                23,118
                                                             -----------
Total current liabilities                                       291,318

Long-term liabilities:
Long-term debt                                                  935,696
Deferred income taxes                                           453,502
                                                             -----------
 Total liabilities                                            1,680,516
                                                             -----------

Commitments and contingencies

Stockholder's equity:
Common stock - no par value; 100,000 shares authorized,
  34,515 issued and outstanding                                  34,515
Paid-in capital                                               1,514,503
Accumulated deficit                                             (23,505)
                                                             -----------
Total stockholder's equity                                    1,525,513
                                                             -----------

Total liabilities and stockholder's equity                   $3,206,029
                                                             ===========



                             NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
Unaudited Statements of Operations and Retained Earnings (Accumulated Deficit)





                                                               Three  Months  Ended
                                                                   September  30,
                                                                  1999        1998




Revenue:
 Room rental and related revenue                               $ 463,529   $ 461,822
 Food and beverage revenue                                       222,562     217,566
                                                               ----------  ----------
 Total revenue                                                   686,091     679,388
                                                               ----------  ----------

Cost of sales:
 Room rental and related direct expenses                        (130,681)   (125,764)
 Food and beverage                                              (204,286)   (194,922)
 Other operating expenses                                       (125,401)   (117,448)
                                                               ----------  ----------
 Total cost of sales                                            (460,368)   (438,134)
                                                               ----------  ----------

Gross profit                                                     225,723     241,254

Selling and administrative expenses                             (142,630)   (145,738)
                                                               ----------  ----------

 Income from operations                                           83,093      95,516

Interest expense                                                 (21,848)    (22,472)

Other income and expenses, net                                   (11,659)        251
                                                               ----------  ----------

 Income before income tax benefit                                 49,586      73,295

Income tax expense                                               (21,000)    (29,000)
                                                               ----------  ----------

 Net income                                                       28,586      44,295

Dividends paid to parent                                         (60,000)         --

Retained earnings (accumulated deficit) - beginning of period      7,909    (144,440)
                                                               ----------  ----------

Accumulated deficit - end of period                            $ (23,505)  $(100,145)
                                                               ==========  ==========


                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                       Unaudited Statements of Cash Flows



                                                         Three Months Ended
                                                           September  30,
                                                          1999       1998




Cash flows from operating activities:
Net income                                              $ 28,586   $ 44,295
Adjustments to reconcile net income (loss) to net cash
   flow provided by operating activities:
 Depreciation and amortization                            48,270     45,843
 Changes in assets - decrease (increase):
 Trade accounts receivable                                (2,235)     7,903
 Inventories                                              (2,888)    (6,798)
 Other current assets                                      7,461    (22,086)
 Other assets                                               (285)      (251)
 Changes in liabilities - (decrease) increase:
 Accounts payable                                            (66)    19,033
 Accrued payroll, payroll taxes and benefits              (7,969)   (11,328)
 Other accrued liabilities                                32,881     11,139
 Payable to parent                                        17,919     (1,060)
                                                        ---------  ---------
   Net cash flow provided by operating activities        121,674     86,690
                                                        ---------  ---------

Cash flows from investing activities:
 Purchases of property, plant and equipment              (29,034)   (11,150)
                                                        ---------  ---------
   Net cash flow used in investing activities            (29,034)   (11,150)
                                                        ---------  ---------

Cash flows from financing activities:
 Payments on mortgage payable and other debt              (5,993)    (6,658)
 Dividend payment to parent                              (60,000)        --
                                                        ---------  ---------
   Net cash flow used in financing activities            (65,993)    (6,658)
                                                        ---------  ---------

Net increase in cash                                      26,647     68,882

Cash, beginning of period                                264,832    130,585
                                                        ---------  ---------

Cash, end of period                                     $291,479   $199,467
                                                        =========  =========


                            (continued on next page)

                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                       Unaudited Statements of Cash Flows




                                                  Three  Months  Ended
                                                     September  30,
                                                      1999     1998




Supplemental Disclosures of Cash Flow Information:

 Interest paid to unrelated parties                  $21,848  $22,180
 Interest paid to parent                               1,365      908
                                                     -------  -------

 Total interest paid                                 $23,213  $23,088
                                                     =======  =======


 Income taxes paid to unrelated parties              $ 2,100  $    --
 Income taxes paid to parent                           7,635       --
                                                     -------  -------

 Total income taxes paid                             $ 9,735  $    --
                                                     =======  =======



Supplemental Schedule of Noncash Investing and Financing Activities:

 Noncash purchases of property, plant and equipment
   included in accounts payable at end of period     $11,920  $ 1,980
                                                     =======  =======

 Capital lease obligations incurred for equipment
   purchases during the period                       $    --  $ 3,675
                                                     =======  =======


                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                    Notes to Unaudited Financial Statements


NOTE  1  -  BASIS  OF  PREPARATION  AND  BUSINESS

The accompanying financial statements have been prepared in accordance with the requirements of interim financial statements and include all adjustments (consisting of all normal recurring adjustments) which in the opinion of management are necessary in order to make the financial statements not misleading.

NBI Properties, Inc. ("the Company"), a wholly-owned subsidiary of NBI, Inc. ("parent company") owns and operates an 80-room full service Holiday Inn Hotel in Belle Vernon, Pennsylvania.

In October 1995, the parent company granted the Internal Revenue Service ("IRS") a security interest in all of the capital stock of NBI Properties, Inc., as a result of a revision of the payment terms for a debt the parent company has outstanding with the IRS.

On August 19, 1999, NBI Properties, Inc.'s Board of Directors and the parent company's Board of Directors voted to sell the assets or stock of NBI Properties, Inc., in order to generate sufficient funds to allow the parent company to pay its IRS debt due on December 31, 1999. No transactions have been completed to date resulting from this decision. However, the parent company's Chief Executive Officer ("CEO"), Jay Lustig, has proposed to purchase all of the capital stock of NBI Properties, Inc. The parent company is submitting the transaction to its disinterested shareholders for approval at its Fiscal 1999 Annual Meeting of Stockholders.


NOTE  2  -  STOCKHOLDER'S  EQUITY

On August 19, 1999, the Board of Directors declared a $60,000 dividend payable
to  the  parent  company,  the  sole  stockholder.    The dividend was paid on
September  3,  1999.


NOTE  3  -  CONTINGENCIES

The hotel has disputed approximately $50,000 of architects' fees charged by an unrelated party during fiscal 1997. During fiscal 1999, the party filed a suit against the Company for payment of these fees. The Company filed a counterclaim and no further actions have been taken by either party. Management intends to defend its position and believes it is likely to prevail. Therefore, these fees have not been accrued by the Company. However, in the event of an unanticipated adverse outcome or settlement, the Company would reduce its net income in the period in which such outcome or settlement occurs.


NOTE  4  -  OTHER  INCOME  AND  EXPENSES

Included in other income and expenses for the three months ended September 30, 1999, was a civil penalty settlement expense of $12,000 for reporting violations regarding the hotel's untimely filing of several monthly sewage discharge monitoring reports to the Commonwealth of Pennsylvania, Department of Environmental Protection.


NOTE  5  -  CONCENTRATIONS  OF  RISK

As of September 30, 1999, approximately 62% of the Company's employees were covered by a collective bargaining agreement that was renegotiated during November 1998 and which now expires on November 3, 2001.

                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                    Notes to Unaudited Financial Statements


NOTE  6  -  RELATED  PARTY  TRANSACTIONS

Discretionary management and accounting fees are charged by the parent company to cover certain administrative costs.

The Company pays its allocated federal income taxes to the parent company based upon its book income. The deferred federal tax asset or liability arising from timing differences is offset by a long-term payable or receivable from the parent company. The Company had a long-term receivable from the parent at September 30, 1999 related to these timing differences.

The parent company charges interest at the prime rate (8.25% at September 30, 1999) plus 1% on the outstanding balance of the Company's current payable to the parent company.

In addition, NBI Properties, Inc. is reimbursed for room and restaurant charges incurred by another wholly-owned subsidiary of the parent company.

 ATTACHMENT  V
                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                            Year Ended June 30, 1999



                                                                     Page
                                                                    Number




Independent Accountants' Review Report                                V-2

Balance Sheet                                                         V-3

Statements of Operations and Retained
  Earnings (Accumulated Deficit)                                      V-4

Statements of Cash Flows                                        V-5 - V-6

Notes to Financial Statements                                  V-7 - V-12


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT




To the Board of Directors and Stockholder of NBI Properties, Inc.
d/b/a  Holiday  Inn  of  Belle  Vernon
Belle  Vernon,  Pennsylvania


We have reviewed the accompanying balance sheet of NBI Properties, Inc., d/b/a Holiday Inn of Belle Vernon (a subsidiary of NBI, Inc.), as of June 30, 1999, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the years ended June 30, 1999 and 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of NBI Properties, Inc. d/b/a Holiday Inn of Belle Vernon.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the object of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.





                                   /s/  BDO  Seidman,  LLP





Denver,  Colorado
August  19,  1999

                             NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                                 Balance Sheet


                                                             June  30,
                                                                1999
                                    ASSETS

Current assets:
Cash                                                         $  264,832
Trade accounts receivable, less allowance of $1,703              31,918
Inventories                                                      18,275
Other current assets                                              7,461
                                                             -----------
Total current assets                                            322,486
                                                             -----------

Property, plant and equipment:
Land and buildings                                            2,299,074
Machinery and equipment                                          62,525
Furniture and equipment                                         566,938
                                                             -----------
                                                              2,928,537
Accumulated depreciation                                       (554,241)
                                                             -----------
 Net property, plant and equipment                            2,374,296
                                                             -----------

Other assets                                                    142,627
                                                             -----------

Long-term receivable from parent                                360,652
                                                             -----------

Total assets                                                 $3,200,061
                                                             ===========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt  $   25,202
Accounts payable                                                 80,198
Accrued payroll, payroll taxes and benefits                      51,043
Other accrued liabilities                                        86,301
Payable to parent                                                 5,199
                                                             -----------
Total current liabilities                                       247,943

Long-term liabilities:
Long-term debt                                                  941,689
Deferred income taxes                                           453,502
                                                             -----------
Total liabilities                                             1,643,134
                                                             -----------

Commitments and contingencies

Stockholder's equity:
Common stock - no par value; 100,000 shares authorized,
  34,515 issued and outstanding                                  34,515
Paid-in capital                                               1,514,503
Retained earnings                                                 7,909
                                                             -----------
Total stockholder's equity                                    1,556,927
                                                             -----------

Total liabilities and stockholder's equity                   $3,200,061
                                                             ===========




See accompanying Independent Accountants' Review Report and Notes to Financial
                                  Statements.

                             NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
     Statements of Operations and Retained Earnings (Accumulated Deficit)






                                                       Year  Ended   Year  Ended
                                                         June  30,      June 30,
                                                           1999           1998




Revenue:
 Room rental and related revenue                        $ 1,561,281   $ 1,396,493
 Food and beverage revenue                                  811,482       777,992
                                                        ------------  ------------
 Total revenue                                            2,372,763     2,174,485
                                                        ------------  ------------

Cost of sales:
 Room rental and related direct expenses                   (474,012)     (452,253)
 Food and beverage                                         (759,529)     (705,463)
 Other operating expenses                                  (470,384)     (472,230)
                                                        ------------  ------------
     Total cost of sales                                 (1,703,925)   (1,629,946)
                                                        ------------  ------------

Gross profit                                                668,838       544,539

Selling and administrative expenses                        (540,002)     (506,742)
                                                        ------------  ------------

     Income from operations                                 128,836        37,797

Interest expense                                            (90,451)      (89,167)

Other income                                                    881           827
                                                        ------------  ------------

     Income (loss) before income tax benefit                 39,266       (50,543)

Income tax benefit                                          113,083        38,285
                                                        ------------  ------------

     Net income (loss)                                      152,349       (12,258)

Accumulated deficit - beginning of year                    (144,440)     (132,182)
                                                        ------------  ------------

Retained earnings (accumulated deficit) - end of year   $     7,909   $  (144,440)
                                                        ============  ============














    See accompanying Independent Accountants' Review Report and Notes to Financial
                                    Statements.

                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                            Statements of Cash Flows



                                                                     Year  Ended   Year  Ended
                                                                      June  30,     June  30,
                                                                         1999         1998




Cash flows from operating activities:
Net income (loss)                                                       $ 152,349   $(12,258)
Adjustments to reconcile net income (loss) to net cash
   flow provided by operating activities:
 Depreciation and amortization                                            187,610    180,832
 Deferred income tax benefit                                             (130,083)   (28,285)
 Changes in assets - decrease (increase):
 Trade accounts receivable                                                 (7,176)    (2,985)
 Inventories                                                               (4,274)     1,334
 Other current assets                                                        (872)       260
 Other assets                                                              (7,006)   (66,442)
 Changes in liabilities - (decrease) increase:
 Accounts payable                                                          17,086     18,113
 Accrued payroll, payroll taxes and benefits                               (1,263)     3,757
 Other accrued liabilities                                                 19,587    (26,625)
 Payable to parent                                                        (14,910)    17,973
                                                                      -----------  ---------
   Net cash flow provided by operating activities                         211,048     85,674
                                                                      -----------  ---------

Cash flows from investing activities:
 Purchases of property, plant and equipment                               (49,307)   (52,523)
                                                                      ------------  ---------
   Net cash flow used in investing activities                             (49,307)   (52,523)
                                                                      ------------  ---------

Cash flows from financing activities:
 Proceeds from borrowing                                                        --     5,410
 Payments on mortgage payable and other debt                              (27,494)   (21,476)
                                                                      ------------  ---------
   Net cash flow used in financing activities                             (27,494)   (16,066)
                                                                      ------------  ---------

Net increase in cash                                                      134,247     17,085

Cash, beginning of year                                                   130,585    113,500
                                                                      ------------  ---------

Cash, end of year                                                        $264,832   $130,585
                                                                      ============  =========


                                       (continued on next page)






        See accompanying Independent Accountants' Review Report and Notes to Financial Statements.

                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                            Statements of Cash Flows




                                                   Year Ended  Year Ended
                                                    June  30,   June 30,
                                                      1999        1998




Supplemental Disclosures of Cash Flow Information:
 Interest paid to unrelated parties                   $88,228  $ 96,222
 Interest paid to parent                                1,160     4,375
                                                      -------  --------

 Total interest paid                                  $89,388  $100,597
                                                      =======  ========


Supplemental Schedule of Noncash Investing and Financing Activities:

 Noncash purchases of property, plant and equipment
   included in accounts payable at year-end           $11,310  $     --
                                                      =======  ========

 Capital lease obligations incurred for equipment
   purchases during the year                          $10,452  $     --
                                                      =======  ========











       See accompanying Independent Accountants' Review Report and Notes to
                             Financial Statements.

                              NBI Properties, Inc.
                       d/b/a Holiday Inn of Belle Vernon
                         Notes to Financial Statements
                                 June 30, 1999


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND DESCRIPTION OF
BUSINESS

The accounting and reporting policies conform to generally accepted accounting principles.

Business

NBI Properties, Inc. ("the Company"), a wholly-owned subsidiary of NBI, Inc. ("parent company") owns and operates an 80-room full service Holiday Inn Hotel in Belle Vernon, Pennsylvania.

In October 1995, the parent company granted the Internal Revenue Service ("IRS") a security interest in all of the capital stock of NBI Properties, Inc., as a result of a revision of the payment terms for a debt the parent company has outstanding with the IRS.

On August 19, 1999, NBI Properties, Inc.'s Board of Directors and the parent company's Board of Directors voted to sell the assets or stock of NBI Properties, Inc., in order to generate sufficient funds to allow the parent company to pay its IRS debt due on December 31, 1999. No transactions have been completed to date resulting from this decision.

Use  of  Estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets, liabilities, revenues and expenses as reflected in the financial statements. Actual results could differ from those estimates.

Fair  Values  of  Financial  Instruments

Unless otherwise specified, the Company believes the book value of financial instruments approximates their fair value.

Concentration  of  Credit  Risk

The Hotel's exposure to concentration of credit risk consists primarily of trade accounts receivable. Concentrations of credit risk with respect to such accounts receivable are limited, due to the generally short payment terms and the granting of credit only to select local customers.

Cash  Equivalents

The Company considers all investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market based upon the first-in, first-out method and consist of food and beverage inventories.





           See accompanying Independent Accountants' Review Report.

Long-term  Assets

The Company applies Statement of Financial Accounting Standards "SFAS" No. 121, "Accounting for the Impairment of Long-Lived Assets". Under SFAS No. 121, long-lived assets and certain identifiable intangibles are reported at the lower of the carrying amount or their estimated recoverable amounts.

Property,  Plant  and  Equipment

Property, plant and equipment is recorded at cost. Property, plant and equipment is depreciated over the estimated useful lives of the related assets, as follows, using the straight-line method.






Asset Type                  Life
--------------------------  -------------

Land                        N/A
Buildings and improvements  20 - 25 years
Machinery and equipment      3 - 15 years
Furniture and fixtures       5 - 10 years




Improvements that extend the useful life of an asset are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation expense was $177,936 and $171,158 for the years ended June 30, 1999 and 1998, respectively.

Income  Taxes

The Company accounts for income taxes in conformity with SFAS No. 109. Under the provisions of SFAS No. 109, a deferred tax liability or asset (net of a valuation allowance) is provided in the financial statements by applying the provisions of applicable tax laws to measure the deferred tax consequences of temporary differences which result in net taxable or deductible amounts in future years as a result of events recognized in the financial statements in the current or preceding years.

Revenue  Recognition

Service and rental revenue is recognized when provided. All retail sales exclude sales taxes.

Advertising  Costs

The Company has a contract for billboard advertising. These costs were capitalized and are being amortized over ten years, the life of contract. Included in other assets at June 30, 1999 were capitalized billboard costs of $7,462. These costs are net of accumulated amortization of $2,488. The Company expenses other advertising costs as it is incurred. Advertising expense was $52,083 and $39,669 for the years ended June 30, 1999 and 1998, respectively.

Comprehensive  Income

Effective July 1, 1998, the Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income includes all changes in equity except those resulting from investments by owners and distribution to owners. For the years ended June 30, 1999 and 1998, the Company had no items of comprehensive income other than net income; therefore, a separate statement of comprehensive income has not been presented for these periods.

Reclassifications

Certain items in the 1998 financial statements have been reclassified to conform to the 1999 manner of presentation.


           See accompanying Independent Accountants' Review Report.

NOTE  2  -  OTHER  ASSETS

Included in other assets at June 30, 1999 were capitalized franchise and loan fees of $24,638 and $37,080, respectively. These costs are net of accumulated amortization of $15,862 and $11,574, respectively. The franchise fees are being amortized over 10 years, the term of the franchise agreement, and the loan fees are being amortized over 10.5 years, the term of the mortgage. Amortization expense related to the franchise and loan fees were $4,050 and $4,628, respectively, for each of the years ended June 30, 1999 and 1998.

Also included in other assets at June 30, 1999 was $73,447 of restricted cash for a replacement reserve maintained in accordance with the terms of the mortgage note payable (see Note 3).


NOTE  3  -  LONG-TERM  DEBT

The Company has a bank mortgage note payable related to renovations made during fiscal year 1997. The principal balance at June 30, 1999 was $958,689, of which $22,436 was included in short-term borrowings and current portion of long-term debt. Principal and interest at 8.85% is payable in monthly installments of $8,983 until June 30, 2001. On July 1, 2001 the interest rate changes to the five-year U.S. Treasury rate plus 2.7%. The note payable is due in full on July 1, 2007, is collateralized by a first lien security interest in the Company's assets, and is guaranteed by the parent company.

The bank mortgage note contains covenants requiring maintenance of a minimum cash flow to debt service ratio and specifying the maximum amount of capital expenditures that can be made in any year. In addition it prohibits certain activities of the hotel without the bank's approval, including the creation of debts or liens, sales of assets and participation in any mergers or acquisitions.

At June 30, 1999, the Company also had debt of $8,202 related to equipment purchases, of which $2,766 was included in short-term borrowings and current portion of long-term debt.

Principal  maturities  of  the  borrowings  are  as  follows:


           Years ending June 30,

                        2000        $ 25,202
                        2001          27,819
                        2002          30,457
                        2003          32,018
                        2004          34,119
                  Thereafter         817,276
                                    --------

                                    $966,891
                                    ========



NOTE  4  -  INCOME  TAXES

The Company is part of an affiliated group with its parent company which files a consolidated tax return for federal tax purposes. The parent company allocates each of the members of the group its share of income taxes as if it filed on a separate return basis. The Company pays its allocated federal income taxes to the parent company based upon its book income. The deferred federal tax asset or liability arising from timing differences is offset by a long-term payable or receivable from the parent company. The Company files its state income tax returns on a separate basis.

The Company's deferred taxes relate to temporary differences that result primarily from different treatment of depreciation for tax purposes than for book purposes.


           See accompanying Independent Accountants' Review Report.

The income tax benefit (provision) for the years ended June 30, 1999 and 1998 consisted of:



                                    1999       1998



Federal:
  Current                         $(11,000)  $ 21,000
  Deferred                         127,746     23,728
                                  ---------  ---------
                                   116,746     44,728
                                  ---------  ---------
State:
  Current                           (6,000)   (11,000)
  Deferred                           2,337      4,557
                                  ---------  ---------
                                    (3,663)    (6,443)
                                  ---------  ---------

Total income tax benefit          $113,083   $ 38,285
                                  =========  =========




The Company's state income tax expenses for the years ended June 30, 1999 and 1998 include state taxes from the Pennsylvania capital stock and franchise taxes, which are based upon the historical earnings as well as the book equity balances of the Company.

The reconciliation of income taxes at the U.S. federal statutory tax rate to the income tax benefit for the years ended June 30, 1999 and 1998 was as follows:



                                                       1999       1998



Federal income tax (provision) benefit
   computed at 34% on pre-tax income                 $(13,350)  $17,185
State taxes payable, net of federal benefit            (3,960)   (7,260)
Change in intercompany receivable related to
   parent company federal deferred tax asset          115,576    30,331
Other                                                  14,817    (1,971)
                                                      --------  -------

Income tax benefit                                   $113,083   $38,285
                                                     =========  ========




The Company's deferred income taxes at June 30, 1999 included only a noncurrent deferred income tax liability of $453,502 related to depreciation.

The Company's parent company has significant federal net operating loss carryforwards. To the extent the Company's deferred tax liabilities will be realized during the availability of the parent company's net operating loss carryforwards, a deferred tax benefit exists. During fiscal year 1999, an additional deferred tax benefit of $91,260 was recognized resulting from a change in the tax laws which extended the availability of the parent company's federal net operating losses for five additional years. At June 30, 1999, the amount of the benefit was $360,652 and is recorded as a long-term receivable from the parent company. During the years ended June 30, 1999 and 1998, the benefits increased $115,576 and $30,331, respectively, and were included in the income tax benefits for those years.


NOTE  5  -  LEASE  COMMITMENTS

The Company leases the land supporting its hotel, under an operating lease expiring in the year 2026, with an option to extend the lease for an additional 25 years. The monthly lease payments are based upon 3% of room and related revenue and 1% of other revenues of the hotel, with a minimum annual rental of $8,000. Rent expense under this lease was $52,327 and $47,158 for the years ended June 30, 1999 and 1998, respectively.




           See accompanying Independent Accountants' Review Report.

Future minimum lease commitments under this noncancellable operating lease for the next five fiscal years ending June 30 are:



                    Year                    Amount



                    2000                    $8,000
                    2001                     8,000
                    2002                     8,000
                    2003                     8,000
                    2004                     8,000




NOTE  6  -  OTHER  COMMITMENTS  AND  CONTINGENCIES

The hotel has a franchise agreement with Holiday Inns Franchising, Inc. granting it a license to operate the hotel as a full service Holiday Inn Hotel through August 4, 2005. Pursuant to the terms of the Franchise Agreement, the hotel pays a royalty fee of 5% of gross rooms revenue. The hotel incurred $77,449 and $68,480 in royalty fees for the years ended June 30, 1999 and 1998, respectively.

In addition, the hotel pays marketing and reservation contributions of 1.5% and 1%, respectively, of gross rooms revenue to Holiday Inn under the terms of this agreement. For the years ended June 30, 1999 and 1998, the hotel incurred $22,671 and $20,544 of marketing contributions, respectively, and $14,319 and $13,696 of reservation contributions, respectively.

The hotel has disputed approximately $50,000 of architects' fees charged by an unrelated party during fiscal 1997. During fiscal 1999, the party filed a suit against the Company for payment of these fees. The Company filed a counterclaim and no further actions have been taken by either party. Management intends to defend its position and believes it is likely to prevail. Therefore, these fees have not been accrued by the Company. However, in the event of an unanticipated adverse outcome or settlement, the Company would reduce its net income in the period in which such outcome or settlement occurs.


NOTE  7  -  CONCENTRATIONS  OF  RISK

As of June 30, 1999, approximately 62% of the Company's employees were covered by a collective bargaining agreement that was renegotiated during November 1998 and which now expires on November 3, 2001.


NOTE  8  -  RELATED  PARTY  TRANSACTIONS

Discretionary management and accounting fees are charged by the parent company to cover certain administrative costs.

The Company pays its allocated federal income taxes to the parent company based upon its book income (see Note 4). The deferred federal tax asset or liability arising from timing differences is offset by a long-term payable or receivable from the parent company. The Company had a long-term receivable from the parent at June 30, 1999 related to these timing differences.

The parent company charges interest at the prime rate (7.75% at June 30, 1999) plus 1% on the outstanding balance of the Company's current payable to the parent company.

In addition, NBI Properties, Inc. is reimbursed for room and restaurant charges incurred by another wholly-owned subsidiary of the parent company.



           See accompanying Independent Accountants' Review Report.

The following summarizes the balances from these related party transactions included in the balance sheet at June 30, 1999:



                                   June  30,
                                     1999
Current  payable  to  parent:

Interest payable                  $  1,812
Federal income taxes payable        11,000
Management fees payable              7,849
Room charges receivable            (15,462)
                                  ---------

                                  $  5,199
                                  =========


Long-term receivable from parent  $360,652
                                  =========




The following summarizes the amounts included in income and expenses for the years ended June 30, 1999 and 1998 from these related party transactions:



                                                     1999       1998

Room and restaurant charges included
 in revenues                                      $  16,119   $     --
                                                  ==========  =========


Interest expense                                  $   2,223   $    862
                                                  ==========  =========

Management and accounting fees
  included in general and administrative
  expenses                                        $  93,000   $100,500
                                                  ==========  =========


Federal income tax benefit                        $(116,746)  $(44,728)
                                                  ==========  =========





NOTE  9  -  SUBSEQUENT  EVENT

On August 19, 1999, the Board of Directors declared a $60,000 dividend payable in September 1999 to the parent company, the sole stockholder.













           See accompanying Independent Accountants' Review Report.

APPENDIX  TO  PROXY  STATEMENT
FORM  OF  PROXY



                        PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF NBI, INC.

                    For Annual Meeting on December 16, 1999


     The undersigned hereby appoints Marjorie A. Cogan and Martin J. Noonan, or either of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of capital stock of NBI, Inc. (the "Company") held of record by the undersigned on October 18, 1999, at the Annual Meeting of Stockholders of NBI, Inc., to be held at the Belle Vernon Holiday Inn, I-70 and Highway 51, Belle Vernon, Pennsylvania, on Thursday,
December 16, 1999, at 4:30 p.m. Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies heretofore given in respect to the same shares of stock.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED WITH RESPECT TO PROPOSALS 1 AND 2. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR SUCH PROPOSALS, AND SUCH SHARES WILL BE VOTED IN THE DISCRETION OF THE BOARD OF DIRECTORS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

TO ENSURE A QUORUM, YOU ARE URGED TO DATE AND SIGN THIS PROXY ON THE LINE PROVIDED AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                   SEE REVERSE
                                                                          SIDE

   X    Please  Mark  votes  as  in  this  example


The  Board  of  Directors  recommends  a  VOTE  FOR  proposals  1  and  2.






1.  Election  of  Directors

Nominees:    Jay  H.  Lustig  and  Martin  J.  Noonan.


  For  Both  Nominees

  Withheld  From  Both
         Nominees


  For  all  nominees
         except  as  noted  above


2. Approval of Sale of the majority of assets of Willowbrook Properties and all of the capital stock of NBI Properties.

  For

  Against

  Withheld





3. In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                   MARK HERE
                                  FOR ADDRESS
                                   CHANGE AND
                              NOTE AT LEFT  _____

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature  Date

Signature  Date